Exhibit 99.1

# 2nd Quarter 2009

AIMCO
Apartment Investment and Management Company

The RiverLoft
Philadelphia, PA

Apartment Investment and Management Company (NYSE:AIV)
Announces Second Quarter 2009 Results
Denver, Colorado — July 31, 2009
Second Quarter 2009 Highlights
•
Funds From Operations (FFO, as defined below) — FFO, before operating real estate impairments and preferred stock redemption related gains, of $0.45 per share was $0.02 above the high end of the $0.37 to $0.43 per share guidance range primarily due to favorable non-Same Store operating results and lower general and administrative expenses.

•
Property Operations — During the second quarter, Aimco’s share of total conventional and affordable property net operating income was $157.8 million. Total conventional and affordable property net operating income, adjusted for property acquisitions and dispositions, was 1.5% higher than the second quarter 2008.

•
Same Store Results (as defined below) — When comparing second quarter 2009 to second quarter 2008, Same Store property net operating income declined 3.5%, below the guidance range of negative 2.0% to negative 3.0%. Same Store revenue declined 2.3% and expenses declined 0.4%. Average daily occupancy declined 2.1% from 94.9% for the second quarter 2008 to 92.8% for the second quarter 2009. Since April, average daily occupancy has increased each month.

•
Non-Same Store Results — Second quarter 2009 conventional redevelopment net operating income increased 10.4% compared to the second quarter 2008 and affordable property operations, including affordable redevelopment operations, generated net operating income growth of 19.3% during the same period.

•	Capital Markets Activity
Due to turmoil in capital markets, Aimco has focused on reducing refunding risk by accelerating refinancing of property loans maturing prior to 2012. At the beginning of the second quarter 2009, Aimco’s share of property debt maturing during 2009 through 2011 was $536.3 million. During the second quarter, through refinancing, repayment and property sales, Aimco reduced these maturities by $315.0 million. As of June 30, 2009, the balance of property debt maturing through 2011 totaled $221.3 million and was related to 20 loans. Of these loans, refunding risk is expected to be eliminated by the end of the third quarter 2009 with respect to all but five loans. The five remaining property loans total $164.0 million and are expected to be refinanced at maturity in 2011.

	AIMCO SHARE
	PROPERTY LOANS MATURING
	2009 - 2011
	Balance at	Number of
	Maturity	Loans
Property loans outstanding March 31, 2009 ($mm)	$536.3	30
Loans refinanced	(286.7)	(6)
Loans paid down	(7.5)
Loans on properties sold during the second quarter 2009	(20.8)	(4)
Property loans outstanding June 30, 2009*	$221.3	20
Loans to be refinanced during the third quarter 2009	(7.9)	(2)
Loans to be paid off during the third quarter 2009	(26.1)	(1)
Loans on properties under contract for sale during the third quarter 2009	(18.5)	(4)
Committed financing	(4.8)	(2)
Fully amortizing loans	—	(6)
Property loans to be refinanced at maturity in 2011	$164.0	5

*
Includes one loan for $2.3 million related to a property classified as held for sale at the end of the quarter. Aimco’s share of 2009 to 2011 property debt maturities shown on Supplemental Schedule 5, Selected Debt Structure and Maturity Data, does not include this loan.

AIMCO 2nd Quarter 2009	Page 1

•
Property Sales and Asset Allocation — During the second quarter 2009, Aimco sold 20 properties for $291.3 million, generating $104.9 million in net proceeds to Aimco, after distributions to limited partners, repayment of existing property debt and transaction costs. Year-to-date through June 30, 2009, Aimco has sold 30 properties generating net proceeds to Aimco of $119.2 million. Aimco continues to market properties located in its non-target markets and lower rated locations within its target markets.

•
Dividend — Aimco’s Board of Directors declared a cash dividend of $0.10 per share on its Class A Common Stock for the quarter ended June 30, 2009. The dividend is payable August 31, 2009, to stockholders of record on August 21, 2009.

2009 Outlook
•
Property Operations — Aimco remains focused on retaining its existing residents and maintaining expense control. For the third quarter 2009, Same Store net operating income is expected to decline 5.0% to 6.0% when compared to third quarter 2008. For the full year 2009, Same Store net operating income is expected to decline 3.0% to 5.0% compared to full year 2008, which is within the guidance range provided at the beginning of 2009. Improved results in the redevelopment and affordable property portfolios are expected to largely offset the declines in the Same Store results.

•
Balance Sheet and Liquidity — Aimco continues to focus on maintaining a sound balance sheet with balanced sources and uses of cash, ample liquidity and coverage ratios adequate to satisfy bank debt covenants. Aimco leverage is 82% long-term, non-recourse property debt with a weighted average maturity of 8.9 years, and 12% of Aimco leverage is perpetual preferred equity. On average, approximately 5%, or $300 million, of Aimco’s share of leverage is subject to refunding in any one year. Aimco’s $350 million term debt matures in first quarter 2011 and is expected to be repaid prior to maturity with proceeds from property sales.

•
Property Sales and Asset Allocation — In order to improve liquidity and increase its allocation of capital to well located properties within its target markets, Aimco continues to market more than $2 billion of non-target conventional and affordable assets, with approximately $615 million currently under contract and an additional $565 million in negotiations.

•
FFO Outlook — Aimco’s previously provided guidance for full year 2009 FFO, before operating real estate impairments and preferred stock redemption related gains, was a range of $1.65 to $1.95 per share, and specifically excluded the impact of FFO dilution from 2009 property sales. Based on year-to-date financial results and our projections for the remainder of the year, we are narrowing our full year 2009 FFO guidance, excluding the impact of dilution from 2009 property sales, to $1.70 to $1.90 per share. Additionally, based on sales completed through July 2009, and sales expected to be completed during the balance of the year, we now estimate that dilution from 2009 property sales will total approximately $0.15 per share for the full year 2009. As a result, we are further adjusting our full year 2009 guidance to a range of $1.55 to $1.75 per share. For the third quarter 2009, FFO is expected to range from $0.36 to $0.42 per share, inclusive of dilution from 2009 asset sales.

Management Comments
Chairman and Chief Executive Officer Terry Considine comments: “During the second quarter 2009, Aimco continued to execute its plans to focus on operations, reduce off-site costs including G&A, lower refinancing risk, and upgrade its investment portfolio. Since April, operating results in the Same Store portfolio have trended up. Taken together, operating results in the Same Store, redevelopment and affordable property portfolios are up year-over-year. Year to date, 60% of property debt maturities during 2009 to 2011 have been refinanced at a weighted average term of ten years and a weighted average interest rate of 5.93%, and another 7% of maturities have been settled either through the sale of the related assets or loan paydowns. We continue to execute our plan to improve the quality of our portfolio by selling our lower rated assets, which has contributed to a 43% increase in average rents over the past five years, up from $726 in second quarter 2004 to $1,035 today.”
President, Chief Investment Officer and Chief Financial Officer David Robertson adds: “We made significant progress in reducing our refunding risk during the quarter. Property debt maturing prior to 2012 essentially has been reduced to $164 million, comprised primarily of two loans that we plan to refinance at maturity in 2011. We extended the maturity of our revolving line of credit to 2012, and currently have a zero balance excluding letters of credit. We sold $291 million of assets during the quarter and have $1.2 billion more under contract or in negotiations, the proceeds of which we plan to use to repay our $350 million of term debt prior to its maturity in the first quarter of 2011. Taken together, these actions greatly strengthen Aimco’s balance sheet.”

AIMCO 2nd Quarter 2009	Page 2

Second Quarter 2009 Financial Results
In accordance with Generally Accepted Accounting Principles (GAAP), all previously reported share and per share data have been adjusted to take into account the special dividends paid on August 29, 2008, December 1, 2008, and January 29, 2009, which resulted in the issuance of approximately 5.7 million, 12.6 million and 15.6 million additional shares of Aimco’s Class A Common Stock, respectively.
•
Net loss attributable to common stockholders for the quarter was $29.9 million, compared to net income of $239.1 million for the second quarter 2008. Lower gains on dispositions of consolidated and unconsolidated real estate of $313.5 million, lower asset management and tax credit revenues of $25.6 million and higher depreciation and amortization expense of $16.6 million were partially offset by a decrease in income attributable to noncontrolling interests of $76.2 million, lower general and administrative expenses of $9.2 million, a decrease in other expenses of $6.5 million and an increase in property operating income from continuing operations of $2.2 million. Earnings per share (EPS) attributable to common stockholders were a loss of $0.26 on a diluted basis, compared with earnings of $1.94 per share in the second quarter 2008.

•
Funds from operations (diluted) (FFO) is a non-GAAP financial measure defined in the glossary in the Supplemental Information (the Glossary). FFO calculated in accordance with the definition prescribed by the National Association of Real Estate Investment Trusts (NAREIT) was $38.7 million, or $0.34 per share, compared with $74.6 million, or $0.59 per share, in the second quarter 2008. FFO, before operating real estate impairments and preferred stock redemption related gains, was $52.3 million, or $0.45 per share, down from $0.63 per share in the second quarter 2008.

•
Adjusted funds from operations (diluted) (AFFO; a non-GAAP financial measure defined in the Glossary) was $35.6 million, or $0.31 per share, compared with $57.4 million, or $0.46 per share, in the second quarter 2008. AFFO includes deductions of $0.15 and $0.17 per share for capital replacement expenditures in the second quarter 2009 and the second quarter 2008, respectively.

Adjusted Diluted Per Share Results*

	SECOND QUARTER		YEAR- TO-DATE
	2009	2008	2009	2008
Earnings (loss) — EPS	$(0.26)	$1.94	$(0.59)	$1.60
Funds from operations — FFO	$0.34	$0.59	$0.78	$1.09
FFO before operating real estate impairments and preferred stock redemption related gains	$0.45	$0.63	$0.88	$1.14
Adjusted funds from operations — AFFO	$0.31	$0.46	$0.61	$0.82

*
These per share results reflect the cumulative effect of the shares issued as part of Aimco’s special dividends paid in 2008 and on January 29, 2009. To estimate the approximate per share results before the effect of Aimco’s special dividends, multiply the reported per share results by a factor of 1.48.

Property Operations
Property operating results discussed below represents Aimco’s share of reported amounts.
Conventional Real Estate Operations
Conventional real estate operations relate to Aimco’s diversified portfolio of market rate apartment communities. At the end of the second quarter 2009, this portfolio included 287 properties with 88,170 units in which Aimco had a weighted average ownership of 90%. Average rents for the conventional real estate portfolio increased 7.9% from $959 per unit during the second quarter 2008 to $1,035 per unit during the second quarter 2009. During the second quarter 2009, conventional real estate operations generated net operating income of $137.0 million. Aimco’s Same Store portfolio net operating income was $111.5 million for the second quarter 2009, down 3.5% from the second quarter 2008, while conventional redevelopment property operations generated net operating income of $25.2 million during the quarter, an increase of 10.4% compared to the second quarter 2008.

AIMCO 2nd Quarter 2009	Page 3

“Same Store” Results
In the second quarter 2009, the Same Store portfolio included 206 communities with 60,306 Effective Units (see the Glossary) based on Aimco’s weighted average ownership of 91%.
Comparing Same Store results in the second quarter 2009 with the second quarter 2008, total revenue decreased $4.3 million, or 2.3%. The decrease in revenue was primarily the result of lower daily average occupancy, which was down 2.1% from 94.9% to 92.8%, and lower average rent, down $13 per unit or 1.3%, from $1,008 per unit to $995 per unit. Same Store expenses decreased $0.3 million or 0.4%, due to decreases in utilities, marketing, repairs and maintenance, real estate taxes and contract services, partially offset by increased insurance expense.
Same Store Operating Results

	SECOND QUARTER			SECOND QUARTER		YEAR-TO-DATE
	Year-over-year			Sequential		Year-over-year
	2009	2008	Variance	1st Qtr	Variance	2009	2008	Variance
Same Store Operating Measures
Average Physical Occupancy	92.8%	94.9%	-2.1%	93.5%	-0.7%	93.2%	94.8%	-1.6%
Average Rent Per Unit	$995	$1,008	-1.3%	$1,004	-0.9%	$1,000	$1,006	-0.6%
Total Same Store ($mm)
Revenue	$182.6	$186.9	-2.3%	$185.1	-1.3%	$365.6	$371.3	-1.5%
Expenses	(71.1)	(71.4)	-0.4%	(73.1)	-2.7%	(143.2)	(144.5)	-1.0%
NOI	$111.5	$115.5	-3.5%	$112.0	-0.5%	$222.4	$226.8	-1.9%
See Supplemental Schedules 6a through 6c for additional information on Same Store operating results.
Affordable Real Estate Operations
At the end of the second quarter 2009, Aimco’s affordable real estate portfolio included 280 properties with 31,799 units in which Aimco had an average ownership of 54%. During the second quarter 2009, affordable property operations generated net operating income of $20.8 million. Total affordable property net operating income, adjusted for property sales, was 19.3% higher than the second quarter 2008. Average month-end occupancy for the affordable portfolio decreased 90 basis points from 97.8% for the second quarter 2008 to 96.9% for the second quarter 2009, while average rent per unit increased 3.2% from $729 to $752 per unit.
Investment Management
Investment management includes activities related to our owned portfolio of properties as well as services provided to affiliated partnerships. Investment management includes portfolio strategy, capital allocation, joint ventures, tax credit syndication, acquisitions, dispositions and other transaction activities. Within our owned portfolio, we refer to these activities as Portfolio Management, and their benefit is seen in property operating results and in investment gains. For affiliated partnerships, we refer to these activities as Asset Management for which we are separately compensated through fees paid by third party investors.
Investment management income includes the fees earned for providing asset management services to third party investors, syndication fees and deferred income related to tax credit activities, and portfolio management income earned through investment gains on our owned assets. Aimco’s share of investment management income, net of tax, was $10.1 million in the second quarter 2009 compared to $29.1 million in the second quarter 2008. Recurring asset management activities and deferred tax credit income comprised 57% of total investment management revenue during the second quarter 2009. See Supplemental Schedule 11 for additional information on investment management income.

AIMCO 2nd Quarter 2009	Page 4

Portfolio Management
Portfolio management includes the ongoing allocation of investment capital to meet our geographic and product type goals. Our geographic allocation strategy focuses on the 20 largest U.S. markets as measured by total market capitalization. We believe these markets to be deep, relatively liquid and possessing desirable long-term growth characteristics. These target markets are primarily coastal markets, and also include a number of Sun Belt cities and Chicago, Illinois. As we execute this strategy, we expect to reduce our investment in markets outside the 20 largest markets and to increase our investment in the 20 largest markets both by making acquisitions and through redevelopment spending.
In the second quarter 2009, Aimco sold 17 conventional properties and three affordable properties with 4,593 and 492 units, respectively, for $291.3 million in gross proceeds (Aimco share $242.7 million). Aimco’s share of net proceeds after distributions to limited partners, repayment of existing property debt and transaction costs was $104.9 million.
See Supplemental Schedules 6 and 7 for additional details regarding Aimco’s portfolio allocation and Supplemental Schedule 8 for additional information on disposition activity.
Redevelopment
During the second quarter 2009, Aimco invested $19.2 million in conventional redevelopment projects and completed nine of the 30 projects that were active at the end of the first quarter. Additionally, Aimco elected to reduce the scope of certain projects, resulting in an $18.8 million reduction in their estimated cost of completion. Aimco also invested $13.7 million in seven tax credit redevelopment projects during the second quarter 2009.
Balance Sheet and Liquidity
At the end of the second quarter 2009, Aimco leverage was provided 82% by long-term non-recourse property debt of $6.0 billion ($5.4 billion Aimco share) at a weighted average interest rate of 5.5% and weighted average maturity of 8.9 years. Aimco’s preferred securities represented approximately 12% of Aimco’s leverage at the end of the quarter at which time Aimco had $776.9 million in perpetual preferred stock and preferred partnership units at a weighted average rate of 7.6%.
Aimco’s recourse debt is limited to its revolving credit facility and corporate term debt, which represented approximately 5% of Aimco’s leverage at the end of second quarter 2009. At that time, the balance on Aimco’s revolving credit facility was zero and available capacity was $135.3 million, net of $44.7 million of letters of credit drawn against the facility. Aimco’s revolving credit facility is used for working capital purposes and to secure letters of credit used in the Aimco business. The balance on Aimco’s corporate term debt of $350 million matures in first quarter 2011. In connection with these recourse obligations, Aimco is subject to debt service and fixed charge coverage covenants of 1.50:1 and 1.30:1, respectively, as defined in the credit facility. For second quarter 2009, Aimco’s debt service and fixed charge coverage ratios were 1.64:1 and 1.42:1, respectively. Aimco expects to remain in compliance with these covenants.
At June 30, 2009, Aimco had outstanding $6.5 billion of consolidated debt, which consisted of $5.4 billion of fixed rate property debt and $1.1 billion of floating rate property and corporate debt. In addition, Aimco had outstanding $67.0 million of floating rate preferred stock. Aimco’s FFO exposure to changes in floating interest rates is mitigated by $501.2 million of tax-exempt bonds with rates tied to the Securities Industry and Financial Markets Association Municipal Swap Index (SIFMA), which over the last twenty years has moved at approximately 0.72% for a 1.00% change in LIBOR. Aimco’s FFO exposure is further offset by floating rate assets, such as cash and notes receivable, and interest capitalized on redevelopment properties. Based on Aimco’s proportionate share of quarter-end balances, Aimco estimates its sensitivity to a 100 basis point change in LIBOR to be approximately $0.01 per share per quarter.
See Supplemental Schedule 5 for more detail on debt characteristics and activity.

AIMCO 2nd Quarter 2009	Page 5

Dividends on Common Stock
On July 28, 2009, the Aimco Board of Directors declared a quarterly cash dividend of $0.10 per share of Class A Common Stock for the quarter ended June 30, 2009, payable on August 31, 2009, to stockholders of record on August 21, 2009. At the end of the second quarter 2009, there were approximately 115.5 million shares of Class A Common Stock outstanding. See Supplement Schedule 4 for additional detail on Aimco’s securities.
Earnings Conference Call
Please join Aimco management for the Second Quarter 2009 earnings conference call to be held Friday, July 31, 2009, at 1:00 p.m. Eastern time.
Live Conference Call
Domestic Dial-In Number: 1-866-843-0890
International Dial-In Number: 1-412-317-9250
Passcode: 0487767
Webcast: http://www.aimco.com/CorporateInformation/Overview.aspx
Conference Call Replay
Domestic Dial-In Number: 1-877-344-7529
International Dial-In Number: 1-412-317-0088
Passcode: 431855
The conference call replay will be available until 9:00 a.m. Eastern time on August 8, 2009.
Webcast Replay: http://www.aimco.com/CorporateInformation/About/Financial/news.aspx
Supplemental Information
The full text of this release and the Supplemental Information referenced in this release is available on Aimco’s Website at the link http://www.aimco.com/CorporateInformation/About/Financial/QEarnRelease.aspx.

AIMCO 2nd Quarter 2009	Page 6

Forward-looking Statements
This earnings release and Supplemental Information contain forward-looking statements, including statements regarding projected results and specifically forecasts of third quarter and full year 2009 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rent levels and Same Store results and Aimco’s ability to close transactions necessary to generate sales proceeds for debt repayment and other purposes and to generate fee income as anticipated. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the control of Aimco, including, without limitation: financing risks, including the availability and cost of capital markets financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; earnings may not be sufficient to maintain compliance with debt covenants; national and local economic conditions; energy costs; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which Aimco operates and competition for tenants in such markets; insurance risk; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; the timing of acquisitions and dispositions; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2008, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This press release does not constitute an offer of securities for sale.
About Aimco
Aimco is a real estate investment trust headquartered in Denver, Colorado that owns and operates a geographically diversified portfolio of apartment communities. Aimco, through its subsidiaries and affiliates, is one of the largest owners and operators of apartment communities in the United States with 950 properties, including 154,511 apartment units, and serves approximately 500,000 residents each year. Aimco’s properties are located in 44 states, the District of Columbia and Puerto Rico. Aimco common shares are traded on the New York Stock Exchange under the ticker symbol AIV and are included in the S&P 500. For more information about Aimco, please visit our website at www.aimco.com.
Contact
Investor Relations 303.691.4350, Investor@Aimco.com
Elizabeth Coalson, Vice President Investor Relations 303.691.4327

AIMCO 2nd Quarter 2009	Page 7

GAAP Income Statements
Consolidated Statements of Income
(in thousands, except per share data) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
REVENUES:
Rental and other property revenues	$320,852	$316,970	$643,010	$633,727
Property management revenues, primarily from affiliates	1,340	1,415	2,983	3,519
Asset management and tax credit revenues	12,606	38,175	22,144	51,027

Total revenues	334,798	356,560	668,137	688,273

OPERATING EXPENSES:
Property operating expenses	142,914	141,213	292,108	294,945
Property management expenses	472	1,254	1,905	2,589
Investment management expenses	4,716	5,807	8,506	10,194
Depreciation and amortization	122,198	105,642	240,914	204,659
Provision for operating real estate impairment losses	4,988	—	5,498	—
General and administrative expenses	17,849	27,004	37,922	48,370
Other expenses, net	4,398	10,933	6,463	18,117

Total operating expenses	297,535	291,853	593,316	578,874

Operating income	37,263	64,707	74,821	109,399

Interest income	2,264	1,748	5,655	11,312
Provision for losses on notes receivable	(1,534)	(42)	(1,685)	(265)
Interest expense	(90,896)	(89,790)	(179,888)	(178,391)
Equity losses of unconsolidated real estate partnerships	(1,696)	(843)	(3,736)	(1,872)
Gain on dispositions of unconsolidated real estate and other	3,750	255	14,611	166

Loss before income taxes and discontinued operations	(50,849)	(23,965)	(90,222)	(59,651)

Income tax benefit	3,080	3,281	5,285	4,977

Loss from continuing operations	(47,769)	(20,684)	(84,937)	(54,674)

Income from discontinued operations, net [1]	40,143	363,639	44,737	373,968

Net (loss) income	(7,626)	342,955	(40,200)	319,294
Noncontrolling interests [2]:
Net income attributable to noncontrolling interests in consolidated real estate partnerships	(11,695)	(58,648)	(5,422)	(61,963)
Net income attributable to preferred noncontrolling interests in Aimco Operating Partnership [3]	(1,746)	(1,925)	(2,815)	(3,707)
Net loss (income) attributable to common noncontrolling interests in Aimco Operating Partnership [3]	2,623	(26,427)	5,458	(22,319)

Total noncontrolling interests	(10,818)	(87,000)	(2,779)	(87,989)

Net (loss) income attributable to Aimco	(18,444)	255,955	(42,979)	231,305

Net income attributable to Aimco preferred stockholders	(11,477)	(13,670)	(24,643)	(27,878)
Net income attributable to participating securities [4]	—	(3,145)	—	(2,497)

Net (loss) income attributable to Aimco common stockholders	$(29,921)	$239,140	$(67,622)	$200,930

Weighted average common shares outstanding — basic and diluted [5]	115,510	123,484	115,304	125,723

Earnings (loss) per common share — basic and diluted [5]:
Loss from continuing operations attributable to Aimco (net of income attributable to Aimco preferred stockholders and participating securities)	$(0.41)	$(0.36)	$(0.74)	$(0.70)
Income from discontinued operations attributable to Aimco	0.15	2.30	0.15	2.30

Net (loss) income attributable to Aimco common stockholders	$(0.26)	$1.94	$(0.59)	$1.60

AIMCO 2nd Quarter 2009	Page 8

GAAP Income Statements (continued)
Notes to Consolidated Statements of Income

[1]	Income from discontinued operations consists of the following (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Rental and other property revenues [6]	$13,721	$103,429	$31,496	$211,288
Property operating expenses [6]	(8,020)	(52,543)	(19,314)	(105,803)
Depreciation and amortization	(3,776)	(20,853)	(8,654)	(50,266)
Real estate impairment losses	(14,760)	(6,536)	(11,396)	(6,536)
Other expenses, net	(2,533)	(2,009)	(3,945)	(2,742)

Operating (loss) income	(15,368)	21,488	(11,813)	45,941
Interest income	7	185	66	782
Interest expense	(1,773)	(17,765)	(5,524)	(37,558)

(Loss) income before gain on dispositions of real estate and income taxes	(17,134)	3,908	(17,271)	9,165
Gain on dispositions of real estate	58,615	375,623	63,165	380,387
Income tax expense	(1,338)	(15,892)	(1,157)	(15,584)

Income from discontinued operations, net	$40,143	$363,639	$44,737	$373,968

Income from discontinued operations attributable to:
Noncontrolling interests in consolidated real estate partnerships [6]	$(21,007)	$(53,802)	$(25,121)	$(58,173)
Noncontrolling interests in Aimco Operating Partnership [3]	(1,476)	(25,840)	(1,512)	(26,337)

Total noncontrolling interests	(22,483)	(79,642)	(26,633)	(84,510)

Aimco	$17,660	$283,997	$18,104	$289,458

[2]	Noncontrolling interests refers to interests in consolidated partnerships held by parties other than Aimco.

[3]	The Aimco Operating Partnership is AIMCO Properties, L.P., the operating partnership in Aimco’s UPREIT structure.

[4]
Income attributable to participating securities represents dividends declared and any amounts of undistributed earnings allocable to participating securities. Participating securities consist of unvested restricted stock and shares purchased pursuant to officer loans, both of which are entitled to dividends similar to common stock.

[5]
Weighted average share and earnings per share amounts for the periods presented above have been retroactively adjusted for the effect of shares of common stock issued pursuant to the special dividends paid in 2008 and January 2009.

[6]
Income from discontinued operations for the three months ended June 30, 2009, attributable to properties classified as held for sale at June 30, 2009, includes $5.6 million of rental and other property revenues and $2.8 million of property operating expenses. Noncontrolling interests in consolidated real estate partnerships’ share of these amounts totaled $0.6 million.

AIMCO 2nd Quarter 2009	Page 9

GAAP Balance Sheets
Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2009	December 31, 2008
ASSETS
Buildings and improvements	$8,231,111	$8,145,589
Land	2,273,852	2,264,335
Accumulated depreciation	(2,812,016)	(2,627,373)

Total real estate	7,692,947	7,782,551
Cash and cash equivalents	112,114	299,676
Restricted cash	257,432	256,817
Accounts receivable	67,729	92,923
Accounts receivable from affiliates	27,644	36,372
Deferred financing costs	59,038	56,052
Notes receivable from unconsolidated real estate partnerships	14,818	22,567
Notes receivable from non-affiliates	141,125	139,897
Investment in unconsolidated real estate partnerships	117,432	119,036
Other assets	222,081	188,765
Deferred income tax asset, net	28,332	28,326
Assets held for sale	100,729	391,884

Total assets	$8,841,421	$9,414,866

LIABILITIES AND EQUITY
Property tax-exempt bond financing	$624,975	$669,339
Property loans payable	5,423,593	5,425,908
Term loans	350,000	400,000
Other borrowings	88,237	95,981

Total indebtedness	6,486,805	6,591,228
Accounts payable	33,335	64,241
Accrued liabilities and other	292,110	411,093
Deferred income	183,594	194,867
Security deposits	41,427	41,308
Liabilities related to assets held for sale	72,570	245,332

Total liabilities	7,109,841	7,548,069

Preferred noncontrolling interests in Aimco Operating Partnership	87,286	88,148
Preferred stock subject to repurchase agreement	30,000	—

Equity:
Perpetual preferred stock	660,500	696,500
Class A Common Stock	1,164	1,162
Additional paid-in capital	3,065,080	3,058,799
Accumulated other comprehensive loss	(473)	(2,249)
Notes due on common stock purchases	(1,403)	(3,607)
Distributions in excess of earnings	(2,413,472)	(2,335,628)

Total Aimco equity	1,311,396	1,414,977

Noncontrolling interests in consolidated real estate partnerships	311,384	363,672
Common noncontrolling interests in Aimco Operating Partnership	(8,486)	—

Total equity	1,614,294	1,778,649

Total liabilities and equity	$8,841,421	$9,414,866

AIMCO 2nd Quarter 2009	Page 10

Outlook and Forward Looking Statement
Third Quarter and Full Year 2009
(unaudited)
This earnings release and Supplemental Information contain forward-looking statements, including statements regarding projected results and specifically forecasts of third quarter and full year 2009 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rent levels and Same Store results and Aimco’s ability to close transactions necessary to generate sales proceeds for debt repayment and other purposes and to generate fee income as anticipated.
Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the control of Aimco, including, without limitation: financing risks, including the availability and cost of capital markets financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; earnings may not be sufficient to maintain compliance with debt covenants; national and local economic conditions; energy costs; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which Aimco operates and competition for tenants in such markets; insurance risk; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; the timing of acquisitions and dispositions; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership.
Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2008, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This press release does not constitute an offer of securities for sale.

	Third Quarter 2009	Full Year 2009
GAAP earnings per share [1][3]	-$0.50 to -$0.44	-$1.63 to -$1.43
FFO per share [2][3]	$0.36 to $0.42	$1.55 to $1.75
2009 Same Store operating assumptions:
Weighted average daily occupancy	93.5% to 94.5%	93.0% to 94.0%
NOI change — sequential	-3.25% to -2.25%
NOI change — 2009 vs. 2008	-6.0% to -5.0%	-5.0% to -3.0%

[1]
Aimco’s earnings per share guidance does not include estimates for (i) gains on dispositions or impairment losses due to the unpredictable timing of transactions, (ii) gains or losses on early repayment of debt, (iii) preferred stock redemption related costs or gains or (iv) potential future share repurchases or special dividends.

[2]	FFO per share represents FFO before operating real estate impairment losses and preferred redemption related costs or gains.

[3]
The GAAP earnings per share and FFO per share amounts are calculated based on 115.5 million weighted average common shares (diluted) for third quarter 2009 and 115.4 million weighted average common shares (diluted) for full year 2009.

AIMCO 2nd Quarter 2009	Page 11

# AIMCO 2nd Quarter 2009

## SUPPLEMENTAL INFORMATION

AIMCO
Apartment Investment and Management Company

Page

3	Schedule 1	—	Funds From Operations and Adjusted Funds From Operations
5	Schedule 2	—	Proportionate Operating Results Presentation
7	Schedule 3	—	Proportionate Balance Sheet Presentation
8	Schedule 4	—	Share Data
9	Schedule 5	—	Selected Debt Structure and Maturity Data
11	Schedule 6a	—	Same Store Operating Results (2Q 2009 v. 2Q 2008)
12	Schedule 6b	—	Same Store Operating Results (2Q 2009 v. 1Q 2009)
13	Schedule 6c	—	Same Store Operating Results (YTD 2Q 2009 v. YTD 2Q 2008)
14	Schedule 7	—	Total Conventional Portfolio Data by Market
15	Schedule 8	—	Property Sales and Acquisition Activity
16	Schedule 9	—	Capital Expenditures
17	Schedule 10	—	Summary of Redevelopment Activity
18	Schedule 11	—	Aimco Capital
19	Schedule 12	—	Apartment Unit Summary
20	Glossary

AIMCO 2nd Quarter 2009	Page 2

Supplemental Schedule 1
Funds From Operations and Adjusted Funds From Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Net (loss) income attributable to Aimco common stockholders [1]	$(29,921)	$239,140	$(67,622)	$200,930
Adjustments:
Depreciation and amortization	122,198	105,642	240,914	204,659
Depreciation and amortization related to non-real estate assets	(3,960)	(4,862)	(8,334)	(8,661)
Depreciation of rental property related to noncontrolling partners and unconsolidated entities [2]	(10,995)	(2,331)	(22,760)	(10,690)
Gain on dispositions of unconsolidated real estate and other	(3,750)	(255)	(14,611)	(166)
Gain (loss) on dispositions of non-depreciable assets and other	2,453	1	3,135	(15)
Deficit distributions to noncontrolling partners [3]	—	850	—	4,741
Discontinued operations:
Gain on dispositions of real estate, net of noncontrolling partners’ interest [2]	(39,443)	(313,910)	(39,367)	(315,298)
Depreciation of rental property, net of noncontrolling partners’ interest [2]	3,444	18,459	7,677	44,739
Recovery of deficit distributions to noncontrolling partners [3]	—	(7,286)	—	(6,974)
Income tax expense arising from disposals	4,637	17,149	4,852	17,063
Noncontrolling interests in Aimco Operating Partnership’s share of above adjustments	(5,701)	17,971	(13,018)	6,857
Preferred stock dividends	13,126	13,670	26,292	27,878
Preferred stock redemption related gains	(1,649)	—	(1,649)	—
Amounts allocable to participating securities [4]	—	3,145	—	2,497

Funds From Operations	$50,439	$87,383	$115,509	$167,560
Preferred stock dividends	(13,126)	(13,670)	(26,292)	(27,878)
Preferred stock redemption related gains	1,649	—	1,649	—
Dividends/distributions on dilutive preferred securities	—	1,759	—	3,092
Amounts allocable to participating securities [4]	(223)	(865)	(758)	(1,670)

Funds From Operations Attributable to Aimco Common Stockholders — Diluted	$38,739	$74,607	$90,108	$141,104
Operating real estate impairment losses, continuing operations, net of noncontrolling partners’ interest [6]	3,411	—	3,921	—
Operating real estate impairment losses, discontinued operations, net of noncontrolling partners’ interest [6]	16,410	6,536	13,141	6,536
Income tax benefit on impairment losses	(3,356)	—	(3,356)	—
Preferred stock redemption related gains	(1,649)	—	(1,649)	—
Noncontrolling interests in Aimco Operating Partnership’s share of above adjustments	(1,123)	(635)	(915)	(635)
Dividends/distributions on dilutive preferred securities	—	17	—	17
Amounts allocable to participating securities [4]	(112)	(78)	(107)	(76)

Funds From Operations Attributable to Aimco Common Stockholders — Diluted (excluding operating real estate impairments/recoveries and preferred stock redemption related amounts)	$52,320	$80,447	$101,143	$146,946
Capital Replacements	(18,242)	(23,959)	(33,784)	(45,316)
Noncontrolling interests in Aimco Operating Partnership’s share of Capital Replacements	1,391	2,354	2,564	4,401
Dividends/distributions on non-dilutive preferred securities	—	(1,717)	—	(3,050)
Amounts allocable to participating securities [4]	137	307	299	549

Adjusted Funds From Operations Attributable to Aimco Common Stockholders — Diluted	$35,606	$57,432	$70,222	$103,530

Funds From Operations Attributable to Aimco Common Stockholders — Diluted:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding [7]:
Common shares and equivalents [8]	115,510	123,894	115,304	126,046
Dilutive preferred securities [9]	—	3,280	—	2,977

	115,510	127,174	115,304	129,023

Funds From Operations Attributable to Aimco Common Stockholders (excluding operating real estate impairments/recoveries and preferred stock redemption related amounts)
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding [7]:
Common shares and equivalents [8]	115,510	123,894	115,304	126,046
Dilutive preferred securities [9]	—	3,308	—	2,991

	115,510	127,202	115,304	129,037

Adjusted Funds From Operations Attributable to Aimco Common Stockholders — Diluted
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding [7]:
Common shares and equivalents [8]	115,510	123,894	115,304	126,046
Dilutive preferred securities [9]	—	145	—	72

	115,510	124,039	115,304	126,118

Per Share [7]:
Funds From Operations — Diluted	$0.34	$0.59	$0.78	$1.09
Funds From Operations — Diluted (excluding operating real estate impairments/recoveries and preferred stock redemption related amounts)	$0.45	$0.63	$0.88	$1.14
Adjusted Funds From Operations — Diluted	$0.31	$0.46	$0.61	$0.82
Dividends paid [10]	$0.10	$0.60	$2.18	$3.11

AIMCO 2nd Quarter 2009	Page 3

Supplemental Schedule 1 (continued)
Notes to Funds From Operations and Adjusted Funds From Operations

[1]	Represents the numerator for calculating basic earnings per common share in accordance with GAAP.

[2]	“Noncontrolling partners” refers to noncontrolling partners in our consolidated real estate partnerships.

[3]
Prior to adoption of SFAS 160, Aimco recognized deficit distributions to noncontrolling partners as charges in its income statement when cash was distributed to a noncontrolling partner in a consolidated partnership in excess of the positive balance in such partner’s noncontrolling interest account. Aimco recorded these charges for GAAP purposes even though there is no economic effect or cost. Deficit distributions to noncontrolling partners occurred when the fair value of the underlying real estate exceeded its depreciated net book value because the underlying real estate had appreciated or maintained its value. As a result, the recognition of expense for deficit distributions to noncontrolling partners represented, in substance, either (a) Aimco’s recognition of depreciation previously allocated to the noncontrolling partner or (b) a payment related to the noncontrolling partner’s share of real estate appreciation. Based on NAREIT’s FFO White Paper guidance that requires real estate depreciation and gains to be excluded from FFO, Aimco added back deficit distributions and subtracted related recoveries in its reconciliation of net income to FFO. Subsequent to adoption of SFAS 160, effective January 1, 2009, Aimco may reduce the balance in noncontrolling partners’ accounts below zero in such situations and is no longer required to recognize deficit distribution charges in its income statement.

[4]
Amounts allocable to participating securities represent dividends declared and any amounts of undistributed earnings allocable to participating securities. Participating securities consist of unvested restricted stock and shares purchased pursuant to officer loans, both of which are entitled to dividends similar to common stock.

[5]
In accordance with the Securities and Exchange Commission’s July 31, 2003 interpretation of the Emerging Issues Task Force Topic D-42, Aimco includes preferred stock redemption related charges or gains in FFO. As a result, FFO for the three and six months ended June 30, 2009, includes a redemption discount, net of issuance costs, of $1.6 million.

[6]
On October 1, 2003, NAREIT clarified its definition of FFO to include operating real estate impairment losses, which previously had been added back to calculate FFO. Although Aimco’s presentation conforms with the NAREIT definition, Aimco considers such approach to be inconsistent with the treatment of gains on dispositions of operating real estate, which are not included in FFO. Aimco does not add back operating real estate impairment losses when computing FFO in accordance with NAREIT’s definition. FFO for the three and six months ended June 30, 2009 includes operating real estate impairment losses, net of noncontrolling interests in consolidated real estate partnerships, of $19.8 million and $17.1 million, respectively, and FFO for the three and six months ended June 30, 2008 includes operating real estate impairment losses, net of noncontrolling interests in consolidated real estate partnerships, of $6.5 million.

[7]
Weighted average common shares, common share equivalents, dilutive preferred securities and per share funds from operations and adjusted funds from operations amounts for each of the periods presented above have been retroactively adjusted for the effect of shares of Common Stock issued pursuant to the special dividends paid in 2008 and January 2009. Additionally, per share funds from operations amounts for 2008 have been retroactively adjusted for the effect of Aimco’s adoption of FASB FSP EITF 03-6-1 (participating securities) in 2009.

[8]
Represents the denominator for calculating Aimco’s diluted earnings per common share in accordance with GAAP, plus common share equivalents that are dilutive for per share funds from operations amounts.

[9]
AIMCO Properties, L.P.’s Preferred Partnership Units (PPU) are redeemable at the option of the holder. Upon a requested redemption, Aimco, in its sole discretion, may redeem these units for cash or shares of common stock. During 2008, Aimco implemented a policy that establishes criteria for determining when such redemptions will be settled in cash or common stock. Pursuant to such policy, during the three and six months ended June 30, 2009, 10.4 million and 11.1 million potential shares were excluded from diluted funds from operations share equivalents.

[10]	Dividends paid per share for the periods presented have not been adjusted to give effect to shares of Common Stock issued pursuant to the special dividends paid in 2008 and January 2009.

AIMCO 2nd Quarter 2009	Page 4

Supplemental Schedule 2

Proportionate Operating Results Presentation (in thousands) (unaudited)	(page 1 of 2)

	Three Months Ended June 30, 2009				Six Months Ended June 30, 2009
		Proportionate				Proportionate
	Aimco	Share of		Proportionate	Aimco	Share of		Proportionate
	GAAP Income	Unconsolidated	Noncontrolling	Income	GAAP Income	Unconsolidated	Noncontrolling	Income
	Statement	Partnerships	Interests	Statement	Statement	Partnerships	Interests	Statement
Revenues:
Rental and other property revenues:
Same Store properties [1] [2]	$201,699	$—	$(18,932)	$182,767	$406,451	$—	$(40,152)	$366,299
Acquisition properties [1]	3,831	—	—	3,831	7,590	—	—	7,590
Redevelopment properties [1]	46,193	—	(4,289)	41,904	92,760	—	(8,614)	84,146
Other properties [1]	12,780	495	(1,278)	11,997	25,331	1,137	(2,479)	23,989
Affordable properties [1]	56,349	2,503	(17,502)	41,350	110,878	4,873	(34,168)	81,583

Total rental and other property revenues	320,852	2,998	(42,001)	281,849	643,010	6,010	(85,413)	563,607
Property management revenues, primarily from affiliates [3]	1,340	(167)	2,204	3,377	2,983	(330)	4,709	7,362
Asset management and tax credit revenues	12,606	—	375	12,981	22,144	—	774	22,918

Total revenues	334,798	2,831	(39,422)	298,207	668,137	5,680	(79,930)	593,887

Operating expenses:
Property operating expenses:
Same Store properties [2]	79,077	—	(8,021)	71,056	160,216	—	(16,710)	143,506
Acquisition properties	1,733	—	—	1,733	3,379	—	—	3,379
Redevelopment properties	18,517	—	(1,819)	16,698	38,087	—	(3,680)	34,407
Other properties	6,387	309	(778)	5,918	13,004	632	(1,307)	12,329
Affordable properties	26,210	1,497	(9,163)	18,544	54,534	3,044	(18,559)	39,019
Casualties, Conventional	1,556	54	278	1,888	3,631	16	(93)	3,554
Casualties, Affordable	566	20	101	687	1,321	6	(34)	1,293
Property management expenses, Conventional [4]	6,502	—	(322)	6,180	13,152	—	(22)	13,130
Property management expenses, Affordable [4]	2,366	—	(1,054)	1,312	4,784	—	(1,998)	2,786

Total property operating expenses	142,914	1,880	(20,778)	124,016	292,108	3,698	(42,403)	253,403

Property management expenses [5]	472	—	1,375	1,847	1,905	—	2,020	3,925
Investment management expenses	4,716	—	—	4,716	8,506	—	—	8,506
Depreciation and amortization	122,198	761	(11,822)	111,137	240,914	1,404	(24,297)	218,021
Provision for operating real estate impairment losses	4,988	—	(1,577)	3,411	5,498	—	(1,577)	3,921
General and administrative expenses	17,849	21	(694)	17,176	37,922	(9)	(1,635)	36,278
Other expenses, net	4,398	1,174	(3,845)	1,727	6,463	3,036	(8,453)	1,046

Total operating expenses	297,535	3,836	(37,341)	264,030	593,316	8,129	(76,345)	525,100

Operating income	37,263	(1,005)	(2,081)	34,177	74,821	(2,449)	(3,585)	68,787
Interest income:
General partner loan interest	1,445	(13)	800	2,232	3,169	(13)	1,797	4,953
Money market and interest bearing accounts	747	45	(199)	593	2,457	90	(378)	2,169
Accretion on discounted notes receivable	72	—	136	208	29		152	181

Total interest income	2,264	32	737	3,033	5,655	77	1,571	7,303
Provision for losses on notes receivable	(1,534)	—	(73)	(1,607)	(1,685)	—	659	(1,026)
Interest expense:
Property debt (primarily non-recourse)	(89,397)	(724)	10,866	(79,255)	(175,945)	(1,366)	21,501	(155,810)
Corporate debt	(3,470)	—	—	(3,470)	(8,279)	—	—	(8,279)
Capitalized interest	1,971	1	36	2,008	4,336	2	(22)	4,316

Total interest expense	(90,896)	(723)	10,902	(80,717)	(179,888)	(1,364)	21,479	(159,773)
Equity in losses of unconsolidated real estate partnerships	(1,696)	1,696	—	—	(3,736)	3,736	—	—
Gain on dispositions of unconsolidated real estate and other	3,750	—	(173)	3,577	14,611	—	(425)	14,186

Loss before income taxes and discontinued operations	(50,849)	—	9,312	(41,537)	(90,222)	—	19,699	(70,523)
Income tax benefit	3,080	—	—	3,080	(5,285)	—	—	(5,285)

Loss from continuing operations	(47,769)	—	9,312	(38,457)	(84,937)	—	19,699	(65,238)
Income from discontinued operations, net	40,143	—	(21,007)	19,136	44,737	—	(25,121)	19,616

Net loss	(7,626)	—	(11,695)	(19,321)	(40,200)	—	(5,422)	(45,622)
Noncontrolling interests:
Noncontrolling interests in consolidated real estate partnerships	(11,695)	—	11,695	—	(5,422)	—	5,422	—
Noncontrolling interests in Aimco Operating Partnership	877	—	—	877	2,643	—	—	2,643

Total net income attributable to noncontrolling interests	(10,818)	—	11,695	877	(2,779)	—	5,422	2,643

Net loss attributable to Aimco	(18,444)	—	—	(18,444)	(42,979)	—	—	(42,979)
Net income attributable to Aimco preferred stockholders	11,477	—	—	11,477	24,643	—	—	24,643

Net loss attributable to Aimco common stockholders	$(29,921)	$—	$—	$(29,921)	$(67,622)	$—	$—	$(67,622)

(See footnotes on page 2 of 2)

AIMCO 2nd Quarter 2009	Page 5

Supplemental Schedule 2

Proportionate Operating Results Presentation	(page 2 of 2)
(in thousands) (unaudited)

	Three Months	Six Months
	Ended	Ended
	June 30, 2009	June 30, 2009
Components of FFO:
Real estate operations:
Rental and other property revenues	$281,849	$563,607
Property operating expenses	(124,016)	(253,403)

Net real estate operations	157,833	310,204
Property management, net	1,530	3,437
Asset management and tax credit revenues, net of investment management expenses	8,265	14,412
Depreciation and amortization related to non-real estate assets	(3,894)	(8,201)
General and administrative expenses	(17,176)	(36,278)
Other expense, net	(1,727)	(1,046)
Interest income	3,033	7,303
Provision for losses on notes receivable	(1,607)	(1,026)
Interest expense	(80,717)	(159,773)
Gain on disposition of non-depreciable assets	3,192	3,874
Income tax benefit	1,861	4,067
Discontinued operations:
Operations and other	2,578	6,964
Interest expense	(1,443)	(4,347)
Preferred stock dividends and redemption related amounts	(13,126)	(26,292)
Preferred partnership unit distributions	(1,746)	(2,815)
Amounts allocated to participating securities	(335)	(865)

Subtotal before noncontrolling interests in Aimco Operating Partnership	$56,521	$109,618
Common noncontrolling interests in Aimco Operating Partnership	(4,201)	(8,475)

FFO Attributable to Aimco Common Stockholders — Diluted (excluding operating real estate impairments/recoveries and preferred stock redemption related amounts)	$52,320	$101,143

Reconciliation of Net Loss to FFO and AFFO:
Net loss	$(19,321)	$(45,622)
Depreciation and amortization	111,137	218,021
Depreciation and amortization related to non-real estate assets	(3,894)	(8,201)
Gain on dispositions of unconsolidated real estate and other	(3,577)	(14,186)
Income tax benefit arising from disposition of unconsolidated real estate and other	2,453	3,135
Discontinued operations	(31,535)	(27,263)
Operating real estate impairment losses, continuing operations, net of noncontrolling partners’ interest	3,411	3,921
Operating real estate impairment losses, discontinued operations, net of noncontrolling partners’ interest	16,410	13,141
Tax benefit on impairment losses	(3,356)	(3,356)
Noncontrolling interests in Aimco Operating Partnership’s share of adjustments	(6,824)	(13,933)
Noncontrolling interests in Aimco Operating Partnership’s share of net loss	877	2,643
Preferred stock dividends	(13,126)	(26,292)
Amounts allocated to participating securities	(335)	(865)

FFO Attributable to Aimco Common Stockholders — Diluted (excluding operating real estate impairments/recoveries and preferred stock redemption related amounts)	$52,320	$101,143
Capital Replacements	(18,242)	(33,784)
Noncontrolling interests in Aimco Operating Partnership’s share of Capital Replacements	1,391	2,564
Amounts allocated to participating securities	137	299

AFFO Attributable to Aimco Common Stockholders — Diluted	$35,606	$70,222

Notes to Schedule 2:

[1]	See definitions and descriptions in Glossary.

[2]
Same store amounts in this schedule differ from the same store amounts in Schedule 6. Any such differences are the result of (a) certain variations in the treatment of intercompany eliminations in GAAP versus non-GAAP measures; (b) the effect of changing ownership percentages over time due to Aimco’s acquisition of additional partnership interests and (c) the elimination of non-recurring items that if included in Schedule 6 would distort Schedule 6 same store results.

[3]
Property management revenues reported in Aimco’s GAAP income statement reflect fees charged to unconsolidated properties. Property management revenues reported in the proportionate income statement reflect the noncontrolling interest partners’ share of fees charged to both consolidated and unconsolidated properties.

[4]
Property management expenses reported on this line in Aimco’s GAAP income statement reflect expenses related to the management of consolidated properties. Property management expenses reported on this line in the proportionate income statement reflect Aimco’s share of both consolidated and unconsolidated property management expenses.

[5]
Property management expenses reported on this line in Aimco’s GAAP income statement reflect expenses related to the management of unconsolidated properties. Property management expenses reported on this line in the proportionate income statement reflect noncontrolling interest partners’ share of both consolidated and unconsolidated property management expenses.

AIMCO 2nd Quarter 2009	Page 6

Supplemental Schedule 3
Proportionate Balance Sheet Presentation
As of June 30, 2009
(in thousands) (unaudited)

		Proportionate
	Consolidated	Share of		Proportionate
	GAAP	Unconsolidated	Noncontrolling	Balance
	Balance Sheet	Partnerships	Interests	Sheet
ASSETS

Real estate, net of depreciation	$7,692,947	$45,195	$(593,193)	$7,144,949
Cash and cash equivalents	112,114	1,638	(19,544)	94,208
Restricted cash	257,432	4,214	(50,695)	210,951
Accounts receivable	95,373	739	(5,641)	90,471
Notes receivable [1]	155,943	—	67,485	223,428
Investment in unconsolidated real estate partnerships	117,432	(32,355)	(44,870)	40,207
Other assets [2]	410,180	(1,609)	(39,023)	369,548

Total assets	$8,841,421	$17,822	$(685,481)	$8,173,762

LIABILITIES AND EQUITY

Total indebtedness	$6,486,805	$11,702	$(689,774)	$5,808,733
Other liabilities [3]	623,036	6,120	(100,892)	528,264

Total liabilities	7,109,841	17,822	(790,666)	6,336,997

Preferred noncontrolling interests in Aimco Operating Partnership [4]	87,286	—	—	87,286
Preferred stock subject to repurchase agreement	30,000	—	—	30,000
Total Aimco equity [5]	1,311,396	—	416,569	1,727,965
Noncontrolling interests in consolidated real estate partnerships	311,384	—	(311,384)	—
Common noncontrolling interests in Aimco Operating Partnership	(8,486)	—	—	(8,486)

Total liabilities and equity	$8,841,421	$17,822	$(685,481)	$8,173,762

Additional Information and Notes:

[1]
Aimco has notes receivable from consolidated partnerships which are eliminated in the GAAP balance sheet. The noncontrolling partners’ share of amounts payable to Aimco pursuant to those notes is added to the GAAP-based amounts to arrive at the proportionate balance presented above.

[2]	Other assets consists of the following proportionate amounts:

Deferred financing costs	$49,627
Goodwill	78,908
Investment in management contracts	1,513

Deferred financing costs and intangible assets	130,048
Deferred income tax asset	28,332
Assets held for sale	95,180
Other	115,988

Total other assets	$369,548

[3]
Other liabilities includes deferred income of $133.7 million of tax credit equity, which represents cash contributions received from tax credit investors through June 30, 2009. In accordance with GAAP, Aimco recognizes these contributions in earnings in future periods as Aimco delivers the related low income housing tax credits and other tax benefits to the tax credit investors.

[4]
Various classes of preferred OP Units of the Aimco Operating Partnership are outstanding. Depending on the terms of each class, these preferred OP Units are convertible into common OP Units or redeemable for cash, or at Aimco’s option, Common Stock. As of June 30, 2009 a total of 3.2 million preferred OP Units were outstanding with a redemption value of $86.4 million.

[5]	Amount includes perpetual preferred stock outstanding of $690.5 million at June 30, 2009.

AIMCO 2nd Quarter 2009	Page 7

Supplemental Schedule 4
Share Data
(in thousands) (unaudited)
Preferred Securities

	Shares/Units
	Outstanding
	as of		Redemption
	June 30, 2009		Date [1]	Coupon	Amount
Perpetual Preferred Stock:
Class G	4,040		7/15/2008	9.375%	$101,000
Class T	6,000		7/31/2008	8.000%	150,000
Class U	8,000		3/24/2009	7.750%	200,000
Class V	3,450		9/29/2009	8.000%	86,250
Class Y	3,450		12/21/2009	7.875%	86,250
Series A Community Reinvestment Act	0	[2]	6/30/2011	2.470%[3]	67,000	[2]

Total perpetual preferred stock					690,500

Preferred Partnership Units	3,175			8.075%[4]	86,375

Total outstanding preferred securities					$776,875

Common Stock and Equivalents

	Shares/Units
	Outstanding	Weighted Average Shares/Units		Weighted Average Shares/Units
	as of	Three Months Ended June 30, 2009		Six Months Ended June 30, 2009
	June 30, 2009	Diluted EPS	Diluted FFO	Diluted EPS	Diluted FFO
Class A Common Stock [5]	115,553	115,510	115,510	115,304	115,304
Dilutive securities:
Options, restricted stock and officer loan shares [6]	1,034	—	—	—	—
Convertible preferred securities [7]	—	—	—	—	—

Total shares and dilutive share equivalents	116,587	115,510	115,510	115,304	115,304

Common Partnership Units and equivalents [8]	8,820	8,823	8,823	9,111	9,111

Total shares, units and dilutive share equivalents	125,407	124,333	124,333	124,415	124,415

Notes:

[1]	The redemption date is the date the securities are first eligible for redemption by Aimco.

[2]
Represents 134 shares at a liquidation preference per share of $500,000. The remaining amount at June 30, 2009 includes $30.0 million subject to a repurchase agreement which is classified as temporary equity in the consolidated balance sheet.

[3]	The dividend rate is a variable rate per annum equal to the Three-Month LIBOR Rate plus 1.25%, calculated as of the beginning of each quarterly period.

[4]	Coupon is based on a weighted average.

[5]	Includes a deduction of 0.9 million for unvested restricted stock and officer loan shares as of June 30, 2009.

[6]
Stock options, restricted stock and officer loan shares are presumed to be dilutive as of June 30, 2009, and reflect the dilutive effect of options and shares outstanding at the end of the period and the $8.85 share price at the end of the period. Diluted EPS for the three and six months ended June 30, 2009, excludes the effect of these securities because their effect was antidilutive. Diluted FFO for the three and six months ended June 30, 2009, excludes the effect of options because their effect was antidilutive. The effect on diluted FFO of participating securities, or restricted stock and officer loan shares, for the three and six months ended June 30, 2009, was more dilutive under the two-class method of allocating earnings. Accordingly, no participating securities were included in diluted FFO share/unit counts during these periods.

[7]
AIMCO Properties, L.P.’s Preferred Partnership Units (PPU) are redeemable at the option of the holder. Upon a requested redemption, Aimco, in its sole discretion, may redeem these units for cash or shares of common stock. During the fourth quarter 2008, Aimco implemented a policy that established criteria for determining when such redemptions will be settled in cash or shares of common stock. Pursuant to such policy, during the three and six months ended June 30, 2009, 10.4 million and 11.1 million potential shares were excluded from diluted FFO share equivalents. These potential shares were excluded from diluted EPS equivalents because their effect was antidilutive. The potential common shares from an assumed stock settlement are ignored in the determination of shares/units outstanding as of June 30, 2009.

[8]	Includes common OP Units and Class I High Performance Units.

AIMCO 2nd Quarter 2009	Page 8

Supplemental Schedule 5

Selected Debt Structure and Maturity Data	(page 1 of 2)
As of June 30, 2009
(dollars in thousands)
(unaudited)
I. Debt Balances and Data

		Proportionate			Weighted
		Share of	Noncontrolling	Total Aimco	Average	Weighted
Debt	Consolidated	Unconsolidated	Interests	Share	Maturity (years)	Average Rate
Property Debt (primarily non-recourse):

Conventional Portfolio:
Fixed rate loans payable	$4,648,807	$—	$(452,380)	$4,196,427	8.4	6.12%
Floating rate loans payable [1]	203,752	—	(12,530)	191,222	3.8	3.26%

Total property loans payable	4,852,559	—	(464,910)	4,387,649	8.2	5.99%
Fixed rate tax-exempt bonds	49,880	—	(3,338)	46,542	11.9	6.70%
Floating rate tax-exempt bonds [1]	374,273	—	(5,242)	369,031	6.9	0.87%

Total property tax-exempt bond financing	424,153	—	(8,580)	415,573	7.5	1.52%

Total Conventional portfolio	5,276,712	—	(473,490)	4,803,222	8.1	5.60%

Affordable Portfolio:
Fixed rate loans payable	556,480	11,066	(181,120)	386,426	16.0	5.28%
Floating rate loans payable	14,554	9	(8,077)	6,486	6.6	3.17%

Total property loans payable	571,034	11,075	(189,197)	392,912	15.9	5.24%
Fixed rate tax-exempt bonds	73,901	33	(12,876)	61,058	26.8	5.01%
Floating rate tax-exempt bonds [1]	126,921	—	(2,055)	124,866	7.0	2.82%

Total property tax-exempt bond financing	200,822	33	(14,931)	185,924	13.5	3.54%

Total Affordable portfolio	771,856	11,108	(204,128)	578,836	15.1	4.70%

Total property debt	$6,048,568	$11,108	$(677,618)	$5,382,058	8.9	5.51%

Corporate Debt:
Term Loan	$350,000	$—	$—	$350,000	—	1.82	% [2]

Total corporate debt	$350,000	$—	$—	$350,000	—	1.82%

Other borrowings [3]	$88,237	$594	$(12,156)	$76,675

Total Debt	$6,486,805	$11,702	$(689,774)	$5,808,733		5.28%

[1]
Floating rate debt presented above includes $418.9 million of fixed rate debt that is effectively converted to floating rates using total rate of return swaps. At June 30, 2009, the carrying amount of this debt totaled $389.3 million, after recognition of changes in the debt’s fair value in accordance with fair value hedge accounting under SFAS 133.

[2]	The Term Loan bears interest at LIBOR plus a spread of 1.50%, or at our option, a base rate equal to the Prime rate. At June 30, 2009, the interest rate on the Term Loan was based on LIBOR.

[3]
Other borrowings consists primarily of notes payable collateralized by assets other than direct interests in real estate and obligations under sale and leaseback arrangements accounted for as financings. At June 30, 2009, other borrowings includes $79.6 million in fixed rate obligations with interest rates ranging from zero to 10.0% and $8.6 million in variable rate obligations bearing interest at the Prime rate plus 1.75% to 2.0%.

II. Debt Maturities

	Consolidated Property Debt					Aimco Share
				Percent	Average Rate on
	Amortization	Maturities	Total	of Total	Maturing Debt	Amortization	Maturities	Total
2009 Q3	$23,983	$26,060	$50,043	0.8%	1.15%	$20,470	$26,060	$46,530
2009 Q4	24,934	7,603	32,537	0.5%	5.32%	21,338	4,985	26,323
2010 Q1	25,715	7,216	32,931	0.5%	7.78%	22,086	5,551	27,637
2010 Q2	26,281	57	26,338	0.4%	7.88%	22,581	57	22,638
2010 Q3	26,673	11,730	38,403	0.6%	4.79%	22,957	7,570	30,527
2010 Q4	26,994	15,821	42,815	0.7%	5.94%	23,253	10,741	33,994
2011 Q1	27,680	63	27,743	0.5%	8.41%	23,910	58	23,968
2011 Q2	28,014	161,003	189,017	3.1%	5.60%	24,177	90,443	114,620
Balance 2011	57,409	79,459	136,868	2.3%	7.35%	49,579	73,566	123,145
2012 [1][2]	114,948	642,893	757,841	12.5%	3.16%	99,358	605,111	704,469
2013	108,414	464,504	572,918	9.5%	5.57%	93,209	428,918	522,127
Thereafter			4,141,114	68.6%				3,706,080

Total property debt:			$6,048,568	100.0%				$5,382,058

Corporate Debt:

				Percent	Average
	Amortization	Maturities	Total	of Total	Rate
2011	$—	$350,000	$350,000	100.0%	1.82%

Total corporate debt:	$—	$350,000	$350,000	100.0%	1.82%

[1]
In September 2007, Aimco entered into a credit facility with a major life company that provides for short-term, fully pre-payable, non-recourse property borrowings of up to $200.0 million. This facility, which matures October 1, 2010, includes two one-year extension options for a $500,000 fee per extension. At June 30, 2009, outstanding borrowings of $117.0 million related to properties classified as held for use are included in 2012 maturities based on assumed exercise of the extension options.

[2]	2012 maturities include approximately $289.5 million of debt (at carrying amount) subject to total return swaps for which the swap maturity dates are earlier than the related debt maturities.

AIMCO 2nd Quarter 2009	Page 9

Supplemental Schedule 5 (continued)

Selected Debt Structure and Maturity Data	(page 2 of 2)
As of June 30, 2009
(in millions)
(unaudited)
III. Year-to-Date Loan Closings

	Original	New		Aimco
	Loan	Loan	Net	Net	Prior	New
Property Loan Type (all non-recourse)	Amount [1]	Amount	Proceeds [2]	Proceeds [3]	Rate	Rate
Consolidated Loan Closings:

Fixed Rate to Fixed Rate	$487.3	$493.6	$(1.1)	$(3.9)	5.91%	5.94%
Fixed Rate to Floating Rate	32.9	40.9	6.6	6.6	6.92%	1.92%
Floating Rate to Fixed Rate	115.7	130.4	22.9	22.9	3.45%	6.61%
Floating Rate — New	—	10.6	10.3	10.3	—	3.42%

Totals	$635.9	$675.5	$38.7	$35.9	5.52%	5.79%

[1]	Original Loan Amount represents the principal balance outstanding at the time of the refinance.

[2]	Net Proceeds is after transaction costs and prepayment penalties.

[3]	Aimco Net Proceeds is after payment of distributions to noncontrolling partners.
IV. Capitalization

	December 31, 2008		March 31, 2009		June 30, 2009
	Amount	Percent	Amount	Percent	Amount	Percent

Corporate debt	$400	5.2%	$365	5.1%	$350	4.7%

Property debt (Aimco’s share)	5,599	72.7%	5,591	77.4%	5,382	72.8%

Other borrowings (Aimco’s share)	96	1.2%	80	1.1%	77	1.0%

Total debt	6,095	79.1%	6,036	83.6%	5,809	78.5%

Less cash and restricted cash (Aimco’s share)	(451)	-5.9%	(283)	-3.9%	(305)	-4.1%

Net debt	5,644	73.2%	5,753	79.7%	5,504	74.4%

Preferred equity	785	10.2%	783	10.8%	777	10.5%

Common equity at market [1]	1,272	16.6%	689	9.5%	1,109	15.1%

Total capitalization	$7,701	100.0%	$7,225	100.0%	$7,390	100.0%

[1]
Common equity at market at June 30, 2009, March 31, 2009 and December 31, 2008, was calculated using 125.255 million, 125.820 million and 110.116 million shares of Class A Common Stock and common partnership units outstanding multiplied by the closing price of $8.85, $5.48 and $11.55 per share/unit as of June 30, 2009, March 31, 2009 and December 31, 2008, respectively.

V. Credit Ratings

Moody’s Investor Service	Corporate Family Rating	Ba1 (stable outlook)
Standard and Poor’s	Corporate Credit Rating	BB+ (negative)
Fitch	Bank Credit Facility	BB+ (stable outlook)

AIMCO 2nd Quarter 2009	Page 10

Supplemental Schedule 6(a)

Same Store Operating Results
Second Quarter 2009 Compared to Second Quarter 2008
(unaudited) (in thousands, except site and unit data)

													Operating
			Effective	Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
	Properties	Units	Units	2Q 2009	2Q 2008	Growth	2Q 2009	2Q 2008	Growth	2Q 2009	2Q 2008	Growth	2Q 2009	2Q 2009	2Q 2008	2Q 2009	2Q 2008

Target Markets
Los Angeles	11	3,407	2,756	$14,439	$15,639	-7.7%	$4,993	$4,775	4.6%	$9,446	$10,864	-13.1%	65.4%	92.9%	95.6%	$1,983	$2,094
Orange County	3	443	373	1,345	1,392	-3.4%	436	483	-9.7%	909	909	0.0%	67.6%	94.3%	98.0%	1,190	1,185
San Diego	4	1,622	1,552	5,551	5,622	-1.3%	1,583	1,643	-3.7%	3,968	3,979	-0.3%	71.5%	93.5%	95.9%	1,175	1,167

Southern CA Total	18	5,472	4,681	21,335	22,653	-5.8%	7,012	6,901	1.6%	14,323	15,752	-9.1%	67.1%	93.2%	95.9%	1,678	1,744
East Bay	2	413	353	1,362	1,468	-7.2%	613	651	-5.8%	749	817	-8.3%	55.0%	92.5%	96.4%	1,255	1,268
San Francisco	3	600	600	2,774	2,827	-1.9%	960	958	0.2%	1,814	1,869	-2.9%	65.4%	92.8%	95.8%	1,539	1,545

Northern CA Total	5	1,013	953	4,136	4,295	-3.7%	1,573	1,609	-2.2%	2,563	2,686	-4.6%	62.0%	92.7%	96.0%	1,423	1,431
Seattle	1	174	109	344	382	-9.9%	152	122	24.6%	192	260	-26.2%	55.8%	86.2%	98.6%	1,080	1,083

Pacific Total	24	6,659	5,743	25,815	27,330	-5.5%	8,737	8,632	1.2%	17,078	18,698	-8.7%	66.2%	92.9%	96.0%	1,625	1,678

Suburban New York — New Jersey	7	2,578	2,143	7,738	8,093	-4.4%	2,602	2,641	-1.5%	5,136	5,452	-5.8%	66.4%	93.0%	96.9%	1,164	1,176
Washington — NoVA — MD	14	6,014	5,960	21,313	21,238	0.4%	6,829	6,812	0.2%	14,484	14,426	0.4%	68.0%	95.1%	96.5%	1,170	1,163
Boston	11	4,147	4,147	14,661	14,855	-1.3%	5,508	5,270	4.5%	9,153	9,585	-4.5%	62.4%	94.5%	96.0%	1,191	1,182
Philadelphia	4	1,791	1,523	5,926	6,027	-1.7%	2,292	2,145	6.9%	3,634	3,882	-6.4%	61.3%	90.3%	95.7%	1,277	1,257

Northeast Total	36	14,530	13,773	49,638	50,213	-1.1%	17,231	16,868	2.2%	32,407	33,345	-2.8%	65.3%	94.0%	96.3%	1,187	1,182

Miami	6	2,472	2,349	11,959	12,624	-5.3%	3,775	5,314	-29.0%	8,184	7,310	12.0%	68.4%	91.8%	92.4%	1,647	1,744
Palm Beach/Fort Lauderdale [1]	6	1,982	1,832	5,599	5,508	1.7%	2,246	2,137	5.1%	3,353	3,371	-0.5%	59.9%	95.1%	93.2%	969	997
Orlando [1]	9	2,356	2,139	4,966	5,270	-5.8%	2,305	2,339	-1.5%	2,661	2,931	-9.2%	53.6%	92.3%	92.6%	746	803
Tampa [1]	10	2,887	2,572	6,322	6,585	-4.0%	2,734	2,799	-2.3%	3,588	3,786	-5.2%	56.8%	92.5%	93.4%	778	829
Jacksonville [1]	1	144	144	398	389	2.3%	158	140	12.9%	240	249	-3.6%	60.3%	97.9%	92.7%	846	889

Florida Total	32	9,841	9,036	29,244	30,376	-3.7%	11,218	12,729	-11.9%	18,026	17,647	2.1%	61.6%	92.9%	92.9%	1,027	1,086

Houston	11	3,621	2,971	6,554	6,403	2.4%	2,933	2,950	-0.6%	3,621	3,453	4.9%	55.2%	93.1%	94.1%	706	683
Denver	10	2,877	2,315	6,124	6,168	-0.7%	2,275	2,202	3.3%	3,849	3,966	-3.0%	62.9%	93.6%	96.7%	797	778
Phoenix	16	4,065	3,669	7,373	8,002	-7.9%	3,164	3,353	-5.6%	4,209	4,649	-9.5%	57.1%	91.1%	95.5%	648	673
Dallas — Fort Worth	5	1,233	990	2,256	2,248	0.4%	1,049	1,121	-6.4%	1,207	1,127	7.1%	53.5%	91.6%	93.0%	755	739
Atlanta	4	803	697	1,939	1,954	-0.8%	893	870	2.6%	1,046	1,084	-3.5%	53.9%	92.3%	94.8%	875	883

Sunbelt Total	78	22,440	19,678	53,490	55,151	-3.0%	21,532	23,225	-7.3%	31,958	31,926	0.1%	59.7%	92.6%	94.1%	857	878

Chicago	12	3,104	2,927	10,157	10,255	-1.0%	4,167	3,835	8.7%	5,990	6,420	-6.7%	59.0%	92.1%	94.9%	1,131	1,116

Total Target Markets	150	46,733	42,121	139,100	142,949	-2.7%	51,667	52,560	-1.7%	87,433	90,389	-3.3%	62.9%	93.0%	95.1%	1,088	1,105

Other
Austin	3	816	816	1,585	1,686	-6.0%	774	840	-7.9%	811	846	-4.1%	51.2%	85.0%	91.7%	686	685
Baltimore	5	1,180	993	3,143	3,141	0.1%	1,272	1,198	6.2%	1,871	1,943	-3.7%	59.5%	93.7%	95.0%	1,058	1,052
Indianapolis/Fort Wayne	8	4,981	4,782	8,935	9,018	-0.9%	4,245	3,807	11.5%	4,690	5,211	-10.0%	52.5%	92.2%	94.3%	592	584
Nashville	4	1,036	763	2,092	2,083	0.4%	912	878	3.9%	1,180	1,205	-2.1%	56.4%	94.0%	95.3%	829	831
Norfolk/Richmond	6	1,661	1,569	4,228	4,282	-1.3%	1,459	1,489	-2.0%	2,769	2,793	-0.9%	65.5%	94.7%	96.2%	853	856
Raleigh/Greenville	4	1,032	802	1,691	1,714	-1.3%	774	799	-3.1%	917	915	0.2%	54.2%	93.2%	94.6%	688	706
Other Markets	26	8,880	8,460	21,809	22,073	-1.2%	10,023	9,831	2.0%	11,786	12,242	-3.7%	54.0%	92.1%	93.7%	823	836

Total Other	56	19,586	18,185	43,483	43,997	-1.2%	19,459	18,842	3.3%	24,024	25,155	-4.5%	55.2%	92.3%	94.2%	769	773

SAME STORE SALES TOTALS	206	66,319	60,306	182,583	186,946	-2.3%	71,126	71,402	-0.4%	111,457	115,544	-3.5%	61.0%	92.8%	94.9%	$995	$1,008

Reconciliation to total rental and other property revenues and property operating expense per GAAP Income Statement [2]				138,269	130,024		71,788	69,811		66,481	60,213

Total rental and other property revenues and property operating expense per GAAP Income Statement				$320,852	$316,970		$142,914	$141,213		$177,938	$175,757

[1]	Palm Beach/Fort Lauderdale, Orlando, Tampa and Jacksonville are considered part of the Other Florida market.

[2]
Includes: (i) noncontrolling interest partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

AIMCO 2nd Quarter 2009	Page 11

Supplemental Schedule 6(b)

Same Store Operating Results
Second Quarter 2009 Compared to First Quarter 2009
(unaudited) (in thousands, except site and unit data)

													Operating
			Effective	Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
	Properties	Units	Units	2Q 2009	1Q 2009	Growth	2Q 2009	1Q 2009	Growth	2Q 2009	1Q 2009	Growth	2Q 2009	2Q 2009	1Q 2009	2Q 2009	1Q 2009

Target Markets
Los Angeles	11	3,407	2,756	$14,439	$14,856	-2.8%	$4,993	$4,822	3.5%	$9,446	$10,034	-5.9%	65.4%	92.9%	93.9%	$1,983	$2,032
Orange County	3	443	373	1,345	1,376	-2.3%	436	463	-5.8%	909	913	-0.4%	67.6%	94.3%	96.0%	1,190	1,197
San Diego	4	1,622	1,552	5,551	5,682	-2.3%	1,583	1,624	-2.5%	3,968	4,058	-2.2%	71.5%	93.5%	94.8%	1,175	1,195

Southern CA Total	18	5,472	4,681	21,335	21,914	-2.6%	7,012	6,909	1.5%	14,323	15,005	-4.5%	67.1%	93.2%	94.3%	1,678	1,714
East Bay	2	413	353	1,362	1,416	-3.8%	613	561	9.3%	749	855	-12.4%	55.0%	92.5%	94.2%	1,255	1,268
San Francisco	3	600	600	2,774	2,829	-1.9%	960	1,062	-9.6%	1,814	1,767	2.7%	65.4%	92.8%	94.7%	1,539	1,563

Northern CA Total	5	1,013	953	4,136	4,245	-2.6%	1,573	1,623	-3.1%	2,563	2,622	-2.3%	62.0%	92.7%	94.5%	1,423	1,443
Seattle	1	174	109	344	388	-11.3%	152	150	1.3%	192	238	-19.3%	55.8%	86.2%	89.6%	1,080	1,149

Pacific Total	24	6,659	5,743	25,815	26,547	-2.8%	8,737	8,682	0.6%	17,078	17,865	-4.4%	66.2%	92.9%	94.2%	1,625	1,659

Suburban New York — New Jersey	7	2,578	2,143	7,738	7,867	-1.6%	2,602	2,677	-2.8%	5,136	5,190	-1.0%	66.4%	93.0%	94.3%	1,164	1,170
Washington — NoVA — MD	14	6,014	5,960	21,313	21,432	-0.6%	6,829	6,735	1.4%	14,484	14,697	-1.4%	68.0%	95.1%	94.9%	1,170	1,172
Boston	11	4,147	4,147	14,661	14,751	-0.6%	5,508	5,607	-1.8%	9,153	9,144	0.1%	62.4%	94.5%	94.5%	1,191	1,193
Philadelphia	4	1,791	1,523	5,926	6,220	-4.7%	2,292	2,284	0.4%	3,634	3,936	-7.7%	61.3%	90.3%	92.7%	1,277	1,281

Northeast Total	36	14,530	13,773	49,638	50,270	-1.3%	17,231	17,303	-0.4%	32,407	32,967	-1.7%	65.3%	94.0%	94.4%	1,187	1,191

Miami	6	2,472	2,349	11,959	12,233	-2.2%	3,775	5,479	-31.1%	8,184	6,754	21.2%	68.4%	91.8%	93.2%	1,647	1,663
Palm Beach/Fort Lauderdale [1]	6	1,982	1,832	5,599	5,566	0.6%	2,246	2,170	3.5%	3,353	3,396	-1.3%	59.9%	95.1%	95.2%	969	982
Orlando [1]	9	2,356	2,139	4,966	4,929	0.8%	2,305	2,214	4.1%	2,661	2,715	-2.0%	53.6%	92.3%	90.1%	746	767
Tampa [1]	10	2,887	2,572	6,322	6,360	-0.6%	2,734	2,821	-3.1%	3,588	3,539	1.4%	56.8%	92.5%	92.4%	778	799
Jacksonville [1]	1	144	144	398	381	4.5%	158	169	-6.5%	240	212	13.2%	60.3%	97.9%	91.9%	846	866

Florida Total	32	9,841	9,036	29,244	29,469	-0.8%	11,218	12,853	-12.7%	18,026	16,616	8.5%	61.6%	92.9%	92.6%	1,027	1,049

Houston	11	3,621	2,971	6,554	6,667	-1.7%	2,933	3,099	-5.4%	3,621	3,568	1.5%	55.2%	93.1%	95.3%	706	700
Denver	10	2,877	2,315	6,124	6,161	-0.6%	2,275	2,119	7.4%	3,849	4,042	-4.8%	62.9%	93.6%	94.8%	797	800
Phoenix	16	4,065	3,669	7,373	7,523	-2.0%	3,164	3,205	-1.3%	4,209	4,318	-2.5%	57.1%	91.1%	92.1%	648	660
Dallas — Fort Worth	5	1,233	990	2,256	2,283	-1.2%	1,049	1,040	0.9%	1,207	1,243	-2.9%	53.5%	91.6%	92.6%	755	756
Atlanta	4	803	697	1,939	1,918	1.1%	893	871	2.5%	1,046	1,047	-0.1%	53.9%	92.3%	93.4%	875	885

Sunbelt Total	78	22,440	19,678	53,490	54,021	-1.0%	21,532	23,187	-7.1%	31,958	30,834	3.6%	59.7%	92.6%	93.3%	857	868

Chicago	12	3,104	2,927	10,157	10,271	-1.1%	4,167	4,309	-3.3%	5,990	5,962	0.5%	59.0%	92.1%	93.1%	1,131	1,130

Total Target Markets	150	46,733	42,121	139,100	141,109	-1.4%	51,667	53,481	-3.4%	87,433	87,628	-0.2%	62.9%	93.0%	93.8%	1,088	1,099

Other
Austin	3	816	816	1,585	1,659	-4.5%	774	1,009	-23.3%	811	650	24.8%	51.2%	85.0%	87.4%	686	698
Baltimore	5	1,180	993	3,143	3,310	-5.0%	1,272	1,242	2.4%	1,871	2,068	-9.5%	59.5%	93.7%	93.7%	1,058	1,063
Indianapolis/Fort Wayne	8	4,981	4,782	8,935	9,000	-0.7%	4,245	3,974	6.8%	4,690	5,026	-6.7%	52.5%	92.2%	93.8%	592	591
Nashville	4	1,036	763	2,092	2,072	1.0%	912	822	10.9%	1,180	1,250	-5.6%	56.4%	94.0%	94.4%	829	840
Norfolk/Richmond	6	1,661	1,569	4,228	4,174	1.3%	1,459	1,449	0.7%	2,769	2,725	1.6%	65.5%	94.7%	93.4%	853	858
Raleigh/Greenville	4	1,032	802	1,691	1,694	-0.2%	774	765	1.2%	917	929	-1.3%	54.2%	93.2%	93.9%	688	701
Other Markets	26	8,880	8,460	21,809	22,063	-1.2%	10,023	10,349	-3.2%	11,786	11,714	0.6%	54.0%	92.1%	92.5%	823	828

Total Other	56	19,586	18,185	43,483	43,972	-1.1%	19,459	19,610	-0.8%	24,024	24,362	-1.4%	55.2%	92.3%	92.9%	769	773

SAME STORE SALES TOTALS	206	66,319	60,306	182,583	185,081	-1.3%	71,126	73,091	-2.7%	111,457	111,990	-0.5%	61.0%	92.8%	93.5%	$995	$1,004

Reconciliation to total rental and other property revenues and property operating expense per GAAP Income Statement [2]				138,269	137,077		71,788	76,103		66,481	60,974

Total rental and other property revenues and property operating expense per GAAP Income Statement				$320,852	$322,158		$142,914	$149,194		$177,938	$172,964

[1]	Palm Beach/Fort Lauderdale, Orlando, Tampa and Jacksonville are considered part of the Other Florida market.

[2]
Includes: (i) noncontrolling interest partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

AIMCO 2nd Quarter 2009	Page 12

Supplemental Schedule 6(c)

Same Store Operating Results
Six Months Ended June 30, 2009 Compared to Six Months Ended June 30, 2008
(unaudited) (in thousands, except site and unit data)

													Operating
				Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
			Effective	YTD 2Q	YTD 2Q		YTD 2Q	YTD 2Q		YTD 2Q	YTD 2Q		YTD 2Q	YTD 2Q	YTD 2Q	YTD 2Q	YTD 2Q
	Properties	Units	Units	2009	2008	Growth	2009	2008	Growth	2009	2008	Growth	2009	2009	2008	2009	2008

Target Markets
Los Angeles	11	3,407	2,756	$29,296	$31,328	-6.5%	$9,815	$9,746	0.7%	$19,481	$21,582	-9.7%	66.5%	93.4%	95.9%	$2,008	$2,092
Orange County	3	443	373	2,721	2,802	-2.9%	899	947	-5.1%	1,822	1,855	-1.8%	67.0%	95.2%	98.3%	1,194	1,183
San Diego	4	1,622	1,552	11,232	11,154	0.7%	3,206	3,310	-3.1%	8,026	7,844	2.3%	71.5%	94.1%	95.4%	1,185	1,164

Southern CA Total	18	5,472	4,681	43,249	45,284	-4.5%	13,920	14,003	-0.6%	29,329	31,281	-6.2%	67.8%	93.8%	95.9%	1,696	1,743
East Bay	2	413	353	2,778	2,935	-5.3%	1,174	1,233	-4.8%	1,604	1,702	-5.8%	57.7%	93.4%	97.3%	1,262	1,262
San Francisco	2	522	522	4,970	4,965	0.1%	1,720	1,635	5.2%	3,250	3,330	-2.4%	65.4%	94.6%	97.0%	1,567	1,548

Northern CA Total	4	935	875	7,748	7,900	-1.9%	2,894	2,868	0.9%	4,854	5,032	-3.5%	62.6%	94.1%	97.2%	1,433	1,422
Seattle	1	174	109	731	751	-2.7%	303	238	27.3%	428	513	-16.6%	58.5%	87.9%	98.8%	1,115	1,062

Pacific Total	23	6,581	5,665	51,728	53,935	-4.1%	17,117	17,109	0.0%	34,611	36,826	-6.0%	66.9%	93.6%	96.2%	1,644	1,678

Suburban New York — New Jersey	7	2,578	2,143	15,605	16,201	-3.7%	5,279	5,545	-4.8%	10,326	10,656	-3.1%	66.2%	93.6%	97.2%	1,167	1,172
Washington — NoVA — MD	14	6,014	5,960	42,745	42,674	0.2%	13,564	13,699	-1.0%	29,181	28,975	0.7%	68.3%	95.0%	96.8%	1,171	1,158
Boston	11	4,147	4,147	29,412	29,606	-0.7%	11,115	10,959	1.4%	18,297	18,647	-1.9%	62.2%	94.5%	96.1%	1,192	1,179
Philadelphia	4	1,791	1,523	12,145	12,333	-1.5%	4,576	4,592	-0.3%	7,569	7,741	-2.2%	62.3%	91.5%	95.8%	1,279	1,255

Northeast Total	36	14,530	13,773	99,907	100,814	-0.9%	34,534	34,795	-0.8%	65,373	66,019	-1.0%	65.4%	94.2%	96.5%	1,189	1,178

Miami	6	2,472	2,349	24,192	25,272	-4.3%	9,254	10,735	-13.8%	14,938	14,537	2.8%	61.7%	92.5%	92.4%	1,655	1,747
Palm Beach/Fort Lauderdale [1]	6	1,982	1,832	11,166	10,886	2.6%	4,416	4,355	1.4%	6,750	6,531	3.4%	60.5%	95.1%	92.8%	975	997
Orlando [1]	9	2,356	2,139	9,895	10,430	-5.1%	4,518	4,822	-6.3%	5,377	5,608	-4.1%	54.3%	91.2%	91.6%	756	809
Tampa [1]	9	2,611	2,399	11,708	12,074	-3.0%	5,089	5,201	-2.2%	6,619	6,873	-3.7%	56.5%	92.5%	93.6%	778	814
Jacksonville [1]	1	144	144	779	775	0.5%	326	349	-6.6%	453	426	6.3%	58.2%	94.9%	92.8%	856	891

Florida Total	31	9,565	8,863	57,740	59,437	-2.9%	23,603	25,462	-7.3%	34,137	33,975	0.5%	59.1%	92.8%	92.6%	1,042	1,093
Houston	11	3,621	2,971	13,221	12,761	3.6%	6,032	5,974	1.0%	7,189	6,787	5.9%	54.4%	94.2%	94.1%	703	680
Denver	10	2,877	2,315	12,284	12,333	-0.4%	4,394	4,464	-1.6%	7,890	7,869	0.3%	64.2%	94.2%	97.0%	799	773
Phoenix	16	4,065	3,669	14,896	15,808	-5.8%	6,370	6,975	-8.7%	8,526	8,833	-3.5%	57.2%	91.6%	95.6%	654	673
Dallas — Fort Worth	5	1,233	990	4,540	4,459	1.8%	2,089	2,278	-8.3%	2,451	2,181	12.4%	54.0%	92.1%	93.7%	755	732
Atlanta	4	803	697	3,856	3,839	0.4%	1,763	1,663	6.0%	2,093	2,176	-3.8%	54.3%	92.8%	95.0%	880	878

Sunbelt Total	77	22,164	19,505	106,537	108,637	-1.9%	44,251	46,816	-5.5%	62,286	61,821	0.8%	58.5%	92.9%	94.1%	862	877

Chicago	12	3,104	2,927	20,428	20,548	-0.6%	8,477	7,863	7.8%	11,951	12,685	-5.8%	58.5%	92.6%	95.3%	1,130	1,109

Total Target Markets	148	46,379	41,870	278,600	283,934	-1.9%	104,379	106,583	-2.1%	174,221	177,351	-1.8%	62.5%	93.4%	95.2%	1,094	1,103

Other
Austin	3	816	816	3,245	3,395	-4.4%	1,782	1,587	12.3%	1,463	1,808	-19.1%	45.1%	86.2%	93.3%	692	679
Baltimore	5	1,180	993	6,453	6,518	-1.0%	2,514	2,561	-1.8%	3,939	3,957	-0.5%	61.0%	93.7%	95.2%	1,060	1,048
Indianapolis/Fort Wayne	8	4,981	4,782	17,935	17,940	0.0%	8,219	7,738	6.2%	9,716	10,202	-4.8%	54.2%	93.0%	94.4%	591	582
Nashville	4	1,036	763	4,164	4,155	0.2%	1,734	1,698	2.1%	2,430	2,457	-1.1%	58.4%	94.2%	95.9%	835	828
Norfolk/Richmond	6	1,661	1,569	8,402	8,394	0.1%	2,908	2,860	1.7%	5,494	5,534	-0.7%	65.4%	94.0%	94.3%	855	856
Raleigh/Greenville	4	1,032	802	3,385	3,394	-0.3%	1,539	1,530	0.6%	1,846	1,864	-1.0%	54.5%	93.6%	94.4%	694	703
Other Markets	25	8,760	8,340	43,386	43,571	-0.4%	20,094	19,990	0.5%	23,292	23,581	-1.2%	53.7%	92.3%	93.1%	828	838

Total Other	55	19,466	18,065	86,970	87,367	-0.5%	38,790	37,964	2.2%	48,180	49,403	-2.5%	55.4%	92.6%	93.9%	772	772

SAME STORE SALES TOTALS	203	65,845	59,935	365,570	371,301	-1.5%	143,169	144,547	-1.0%	222,401	226,754	-1.9%	60.8%	93.2%	94.8%	$1,000	$1,006

Reconciliation to total rental and other property revenues and property operating expense per GAAP Income Statement [2]				277,440	262,426		148,939	150,398		128,501	112,028

Total rental and other property revenues and property operating expense per GAAP Income Statement				$643,010	$633,727		$292,108	$294,945		$350,902	$338,782

[1]	Palm Beach/Fort Lauderdale, Orlando, Tampa and Jacksonville are considered part of the Other Florida market.

[2]
Includes: (i) noncontrolling interest partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

AIMCO 2nd Quarter 2009	Page 13

Supplemental Schedule 7

Total Conventional Portfolio Data by Market
(unaudited)

	Quarter Ended June 30, 2009						Quarter Ended June 30, 2008
	Properties	Units	Ownership	Effective Units	% AIV NOI	Average Rent	Properties	Units	Ownership	Effective Units	% AIV NOI	Average Rent

Target Markets
Los Angeles	16	4,261	85%	3,610	9.1%	$2,071	16	4,262	85%	3,611	8.3%	$2,162
Orange County	4	1,213	94%	1,143	2.0%	1,519	4	1,213	94%	1,143	1.8%	1,562
San Diego	6	2,144	97%	2,074	3.6%	1,213	6	2,144	97%	2,074	3.0%	1,201

Southern CA Total	26	7,618	90%	6,827	14.7%	1,743	26	7,619	90%	6,828	13.1%	1,798

East Bay	2	413	85%	353	0.5%	1,255	3	693	91%	633	0.8%	1,144
San Francisco	6	773	100%	773	1.4%	1,526	6	773	100%	773	1.3%	1,509
San Jose	1	224	100%	224	0.4%	1,628	1	224	0%	—	0.0%	—

Northern CA Total	9	1,410	96%	1,350	2.3%	1,459	10	1,690	96%	1,630	2.1%	1,161

Seattle	3	413	75%	309	0.5%	1,300	4	468	60%	283	0.3%	1,006

Pacific Total	38	9,441	90%	8,486	17.5%	1,682	40	9,777	89%	8,741	15.5%	1,648

Manhattan	22	956	100%	954	2.6%	2,301	22	956	100%	954	2.4%	2,614
Suburban New York / New Jersey	8	3,413	87%	2,978	5.0%	1,165	8	3,413	87%	2,978	3.7%	1,176

New York Total	30	4,369	90%	3,932	7.6%	1,419	30	4,369	90%	3,932	6.1%	1,507

Washington — NoVA — MD	18	7,411	94%	6,989	11.7%	1,195	18	6,190	98%	6,071	9.4%	1,177
Boston	12	4,250	100%	4,250	6.5%	1,202	11	4,147	100%	4,147	5.4%	1,182
Philadelphia	7	3,885	91%	3,538	5.3%	1,274	9	4,432	92%	4,085	5.2%	1,236

Northeast Total	67	19,915	94%	18,709	31.1%	1,260	68	19,138	95%	18,235	26.1%	1,266

Miami	6	2,674	92%	2,451	5.7%	1,590	6	2,674	92%	2,448	4.2%	1,683
Palm Beach/Fort Lauderdale [1]	8	2,431	94%	2,281	2.7%	964	9	2,627	94%	2,477	2.4%	991
Orlando [1]	11	3,324	91%	3,032	2.5%	770	14	3,888	92%	3,596	2.6%	814
Tampa [1]	11	3,307	90%	2,991	2.8%	771	14	3,982	88%	3,523	2.9%	817
Jacksonville [1]	4	1,643	85%	1,404	1.4%	807	6	2,235	89%	1,996	1.4%	818

Florida Total	40	13,379	91%	12,159	15.1%	976	49	15,406	91%	14,040	13.5%	999

Houston	15	4,832	87%	4,182	3.3%	706	30	8,008	86%	6,866	4.1%	660
Denver	10	2,877	80%	2,315	2.6%	797	12	3,215	81%	2,620	2.5%	774
Phoenix	20	5,164	90%	4,656	3.4%	672	20	5,164	93%	4,804	3.2%	692
Dallas — Fort Worth	6	1,397	76%	1,060	0.9%	737	10	2,590	87%	2,253	1.3%	697
Atlanta	8	1,795	80%	1,435	1.4%	908	11	3,005	83%	2,484	1.7%	856

Sunbelt Total	99	29,444	88%	25,807	26.7%	847	132	37,388	88%	33,067	26.3%	830

Chicago	18	5,355	93%	4,957	6.6%	1,115	20	5,852	92%	5,364	6.1%	1,072

Total Target Markets	222	64,155	90%	57,959	81.9%	1,122	260	72,155	91%	65,407	74.0%	1,079

Other
Austin	3	816	100%	816	0.6%	686	7	1,497	100%	1,497	0.9%	719
Baltimore	5	1,180	84%	993	1.3%	1,058	8	1,581	79%	1,247	1.5%	1,097
Cincinnati	2	504	80%	405	0.7%	1,307	4	1,152	81%	933	0.9%	933
Colorado Springs CO	2	514	88%	454	0.4%	673	3	714	92%	654	0.5%	667
Indianapolis / Ft Wayne	8	4,981	96%	4,782	3.2%	592	25	9,965	92%	9,188	5.0%	573
Inland Empire	3	574	90%	514	0.5%	855	3	574	90%	514	0.5%	870
Michigan	6	3,862	94%	3,643	2.5%	658	9	4,589	84%	3,852	2.3%	669
Minneapolis	2	732	89%	651	1.5%	1,569	4	1,222	84%	1,022	1.6%	1,210
Nashville	5	1,362	72%	981	1.0%	851	7	2,192	83%	1,811	1.5%	791
Non-Target Florida	11	2,404	98%	2,358	1.8%	688	12	2,570	98%	2,524	1.7%	747
Norfolk / Richmond	7	2,075	96%	1,983	2.7%	923	12	3,465	89%	3,079	3.2%	918
Providence RI	2	708	100%	708	0.8%	1,130	3	948	100%	948	1.0%	1,108
Raleigh / Greenville	6	1,398	80%	1,115	0.8%	678	10	2,613	78%	2,040	1.2%	672
Other Markets [2]	3	601	74%	442	0.3%	906	31	6,912	85%	5,861	4.2%	722

Total Other [3]	65	21,711	91%	19,845	18.1%	781	138	39,994	88%	35,170	26.0%	744

Grand Total	287	85,866	91%	77,804	100.0%	$1,035	398	112,149	90%	100,577	100.0%	$959

[1]	Palm Beach/Fort Lauderdale, Orlando, Tampa and Jacksonville are considered part of the Other Florida market.

[2]	Other Markets includes one property in each of the following markets: Carbondale (IL), Sacramento (CA) and Lexington Park (MD).

[3]
For the quarters ended June 30, 2009 and 2008, Aimco’s conventional portfolio included assets in 19 and 25 markets, respectively, in which Aimco invests on an opportunistic basis or that Aimco intends to exit.

AIMCO 2nd Quarter 2009	Page 14

Supplemental Schedule 8
Property Sales and Acquisition Activity
(unaudited)
SECOND QUARTER 2009 PROPERTY SALES ACTIVITY (dollars in millions, except average rent)

	Number	Number					Aimco	Aimco	Aimco
	of	of	Gross	Cap	Property	Net Sales	Gross	Net	Average
	Properties	Units	Proceeds	Rate [1]	Debt	Proceeds [2]	Proceeds	Proceeds	Rent

Conventional [3][4]	17	4,593	$262.1	7.7%	$139.2	$98.5	$228.9	$93.6	$786

Affordable	3	492	29.2	7.6%	15.3	12.1	13.8	11.3	911

Total Dispositions	20	5,085	$291.3	7.7%	$154.5	$110.6	$242.7	$104.9	$798

YEAR-TO-DATE 2009 PROPERTY SALES ACTIVITY (dollars in millions, except average rent) [5]

	Number	Number					Aimco	Aimco	Aimco
	of	of	Gross	Cap	Property	Net Sales	Gross	Net	Average
	Properties	Units	Proceeds	Rate [1]	Debt	Proceeds [2]	Proceeds	Proceeds	Rent

Conventional [3]	24	6,261	$331.7	7.7%	$191.3	$109.2	$298.5	$104.3	$752

Affordable	6	816	42.7	6.4%	23.3	16.0	19.6	14.9	807

Total Dispositions	30	7,077	$374.4	7.6%	$214.6	$125.2	$318.1	$119.2	$758

[1]	Cap Rate is calculated based on the trailing twelve month NOI prior to sale, less a 5% management fee and a $300 per unit deduction for capital replacements, divided by the gross proceeds.

[2]	Net Sales Proceeds are after repayment of existing debt, net working capital settlements, payment of transaction costs and prepayment penalties.

[3]	Second quarter and year-to-date property sales include one unconsolidated property consisting of 480 units, which generated Aimco gross proceeds of $8.8 million and net proceeds of $3.4 million.

[4]	The following table presents selected market information regarding the conventional dispositions during the second quarter 2009:

Market	Properties	Units
Target Markets:
Chicago	1	200
Dallas-Fort Worth	1	365
Houston	2	400
Orlando	2	356
Palm Beach	1	196

Total Target Markets	7	1,517
Other:
Austin	1	327
Indianapolis	1	360
Nashville	1	468
Norfolk	1	288
Other Markets	6	1,633

Total Other	10	3,076

Total Conventional Dispositions	17	4,593

[5]	Year-to-date property sales activity does not include a land sale with total Aimco net proceeds of $1.6 million.
YEAR-TO-DATE 2009 PROPERTY ACQUISITION ACTIVITY
There were no property acquisitions during the six months ended June 30, 2009.

AIMCO 2nd Quarter 2009	Page 15

Supplemental Schedule 9
Capital Expenditures
Six Months Ended June 30, 2009
(in thousands, except per unit data)
(unaudited)
All capital spending is classified as either Capital Replacements (“CR”), Capital Improvements (“CI”), casualties or redevelopment. Non-redevelopment and non-casualty capitalizable expenditures are apportioned between CR and CI based on the useful life of the capital item under consideration and the period Aimco has owned the property (i.e., the portion that was consumed during Aimco’s ownership of the item represents CR; the portion of the item that was consumed prior to Aimco’s ownership represents CI). See the Glossary for further descriptions.
The table below details Aimco’s share of actual spending, on both consolidated and unconsolidated real estate partnerships, for Capital Replacements, Capital Improvements, casualties and redevelopment for the six months ended June 30, 2009. Per unit numbers are based on approximately 98,868 average units, including 82,759 conventional and 16,109 affordable units. Average units are weighted for the period and represent Effective Units excluding non-managed units. [1]

	Aimco’s Share of	Per Effective
	Expenditures	Unit
Capital Replacements Detail:
Building and grounds	$14,814	$150
Turnover related	14,686	149
Capitalized site payroll and indirect costs	4,284	43

Total Aimco’s share of Capital Replacements	$33,784	$342

Capital Replacements:
Conventional	$31,010	$375
Affordable	2,774	$172

Total Aimco’s share of Capital Replacements	33,784	$342

Capital Improvements:
Conventional	23,114	$279
Affordable	2,514	$156

Total Aimco’s share of Capital Improvements	25,628	$259

Casualties:
Conventional	6,267
Affordable	60

Total Aimco’s share of Casualties [2]	6,327

Redevelopment (see Schedule 10) [3]:
Conventional projects	42,911
Tax Credit projects [4]	29,781

Total Aimco’s share of Redevelopment	72,692

Total Aimco’s share of capital expenditures	138,431

Plus noncontrolling interest partners’ share of consolidated spending	9,325
Less Aimco’s share of unconsolidated spending	(419)

Capital expenditures per consolidated statement of cash flows	$147,337

[1]	Average units calculated pro rata for the period based on acquisition and disposition timing.

[2]	A portion of expenditures related to casualty losses is reimbursed through insurance.

[3]
Redevelopment expenditures for conventional and tax credit projects may include costs related to pre-construction or other activities on projects other than those included as active on Schedule 10. Therefore the total costs presented on this schedule may exceed those included as Aimco’s share on Schedule 10.

[4]	Redevelopment spending on tax credit projects is substantially funded from tax credit investor contributions.

AIMCO 2nd Quarter 2009	Page 16

Supplemental Schedule 10
Summary of Redevelopment Activity
Six Months Ended June 30, 2009
(dollars in millions)
(unaudited)

				Actual Expenditures
					Six Months Ended
	Number of	Number of	Total Estimated	Inception to	June 30, 2009
	Properties	Units	Expenditures[1]	Date	Actual Amount	Aimco’s Share

CONVENTIONAL REDEVELOPMENT PROJECTS
Active redevelopment projects at December 31, 2008	37	13,553	$594.8	$521.7	$39.6	$37.4
Changes in project scope and estimated costs	—	—	(40.3)[2]	—	—	—

Redevelopment expenditures during period	37	13,553	554.5	521.7	39.6	37.4

Projects completed during period	(16)	(5,370)	(198.8)	(198.8)

Active redevelopment projects at June 30, 2009 [3]	21	8,183	355.7	322.9

TAX CREDIT REDEVELOPMENT PROJECTS
Active redevelopment projects at December 31, 2008	4	528	$38.8	$31.4	$14.3	$14.2
New redevelopment projects started during period	3	546	21.1	7.6	7.6	7.6
Changes in estimated costs	—	—	3.4	—	—	—

Redevelopment expenditures during period	7	1,074	63.3	39.0	21.9	21.8

Projects completed during period	(3)	(229)	(13.0)	(12.3)

Active redevelopment projects at June 30, 2009	4	845	50.3	26.7

TOTAL ACTIVE REDEVELOPMENT PROJECTS	25	9,028	$406.0	$349.6

YEAR-TO-DATE REDEVELOPMENT EXPENDITURES					$61.5	$59.2

[1]	Represents the forecasted total expenditures anticipated to be incurred in a redevelopment project.

[2]	During 2009, Aimco elected not to complete portions of previously planned projects resulting in a reduction in estimated costs.

[3]	Targeted return on investment in Conventional Redevelopment projects is 7.5% — 8.5%.

AIMCO 2nd Quarter 2009	Page 17

Supplemental Schedule 11
Aimco Capital
(in thousands, unaudited)
Investment Management Income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Current asset management fees [1]	$1,027	$904	$2,123	$1,782
Deferred asset management fees [2]	—	16	—	528
Promotes	1,549	27,493	1,549	31,645
Other GP transactional fees	2,547	1,321	3,282	1,765

Total asset management revenues	5,123	29,734	6,954	35,720

Tax credit syndication fees [3]	—	1,427	—	1,427
Deferred tax credit income [4]	7,968	7,014	16,075	13,880

Total tax credit revenues	7,968	8,441	16,075	15,307

Total asset management and tax credit revenues	13,091	38,175	23,029	51,027

Accretion on discounted notes receivable [5]	532	(3,835)	481	(2,170)
Land and other investment gains	3,192	—	3,873	—
Other portfolio management revenue [6]	1,524	2,650	2,940	3,984

Total portfolio management revenue	5,248	(1,185)	7,294	1,814

Total investment management revenues	18,339	36,990	30,323	52,841

Investment management expenses	(4,716)	(5,807)	(8,506)	(10,194)

Net investment management income (pre-tax)	13,623	31,183	21,817	42,647
Income taxes [7]	(3,498)	(2,093)	(4,748)	(4,300)

Net investment management income (after tax)	$10,125	$29,090	$17,069	$38,347

Summary of Projected Tax Credit Income

	Remainder	Year Ending December 31,
	2009	2010	2011	2012	2013	Thereafter	Total
Amortization of deferred income [8]	$18,773	$29,742	$29,117	$29,124	$27,713	$95,016	$229,485
Income taxes [9]	(7,321)	(11,599)	(11,356)	(11,358)	(10,808)	(37,056)	(89,498)

Projected income, net of tax	$11,452	$18,143	$17,761	$17,766	$16,905	$57,960	$139,987

[1]	Current asset management fees represent income earned in exchange for asset management services provided to third parties.

[2]
Deferred asset management fees represent asset management fees earned in prior periods, the collectibility of which was deemed uncertain, and such fees were therefore deferred. Fees are recognized in income when collectibility is probable and reasonably estimable as a result of a completed or pending transaction which generates a reliable source of payment.

[3]	Aimco receives a fee for the syndication of tax credit partnerships which is earned and paid upon completion of the syndication.

[4]
Aimco earns tax credit income in connection with the transfer of tax credits to tax credit investors, a significant portion of which is paid simultaneously with the completion of the syndication. The balance is generally paid within 12 to 24 months. Tax credit income is recognized as tax credits are delivered to the investors, generally over a period of ten years. See Summary of Projected Tax Credit Income.

[5]
Aimco holds certain loans extended by predecessors whose positions were generally acquired at a discount. Interest income on these discounted notes is recognized at such time when the collectibility of the income is probable and reasonably estimable as a result of a completed or pending transaction which generates a reliable source of repayment. Accretion on discounted notes receivable is included in interest income in Aimco’s consolidated statements of income. During the six months ended June 30, 2009, Aimco revised its estimate of the timing and amount of payment on certain discounted notes and as a result recorded adjustments totaling $0.8 million to accretion income.

[6]
Other portfolio management income during 2009 and 2008 includes interest income received under total rate of return swaps, which is included in interest expense in Aimco’s consolidated statements of income.

[7]
Investment management income is earned in part by Aimco’s taxable REIT subsidiaries. The effective tax rate varies from period to period based on the portion of total income earned by taxable REIT subsidiaries. Income taxes are recalculated each period.

[8]
Amortization of deferred income represents the periodic recognition of deferred revenue and costs relating to Aimco’s existing tax credit arrangements. Deferred income is recognized as the related low income housing tax credits and other tax benefits are delivered to tax credit investors. Deferred revenue reflects cash received but not yet recognized as revenue, and cash expected to be received from investors in the future under conditional capital contribution commitments. The amounts to be received in the future are subject to adjustment based on the amounts of tax benefits actually delivered to investors and Aimco’s compliance with applicable regulations and other conditions. Deferred costs reflect costs incurred in structuring these arrangements. The timing of income recognition is subject to change based on the timing of delivery of tax benefits, which timing may be affected by factors related to the development, operations and financing of the related properties.

[9]	An effective income tax rate of 39% is assumed. For GAAP and FFO purposes, income taxes are recognized concurrent with the amortization of deferred income.

AIMCO 2nd Quarter 2009	Page 18

Supplemental Schedule 12
Apartment Unit Summary
As of June 30, 2009
(unaudited)

	Number of	Number of	Effective	Average
	Properties	Units	Units	Ownership
Conventional Real Estate Portfolio:
Wholly-owned consolidated properties	195	58,218	58,218	100%
Partially-owned consolidated properties	90	28,648	20,586	72%
Partially-owned unconsolidated properties	2	1,304	455	35%

Total	287	88,170	79,259	90%

Affordable Real Estate Portfolio:
Wholly-owned consolidated properties	88	12,191	12,191	100%
Partially-owned consolidated properties	112	11,997	3,660	31%
Partially-owned unconsolidated properties	80	7,611	1,190	16%

Total	280	31,799	17,041	54%

Total Owned Real Estate Portfolio:
Wholly-owned consolidated properties	283	70,409	70,409	100%
Partially-owned consolidated properties	202	40,645	24,246	60%
Partially-owned unconsolidated properties	82	8,915	1,645	18%

Total	567	119,969	96,300	80%

Management Contracts:
Property-managed for third parties	25	2,301
Asset-managed	358	32,241

Total	383	34,542

Total Portfolio	950	154,511

AIMCO 2nd Quarter 2009	Page 19

GLOSSARY OF NON-GAAP FINANCIAL AND OPERATING MEASURES: Financial and operating measures found in the Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States of America, or GAAP. These measures are defined below and, where appropriate, reconciled on the accompanying Supplemental Schedules to the most comparable GAAP measures.
ACQUISITION PROPERTIES: Properties that have not reached a stabilized level of occupancy during both the current and comparable prior year period.
ADJUSTED FUNDS FROM OPERATIONS (AFFO): AFFO is FFO (diluted) less Capital Replacement expenditures, plus non-cash charges for preferred stock redemption related costs and operating real estate impairment losses, all of which are adjusted for the Aimco Operating Partnership’s share. Similar to FFO, AFFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. Please see Supplemental Schedule 1 for AFFO data reconciled to net income (loss) attributable to common stockholders as determined in accordance with GAAP. There can be no assurance that Aimco’s method for computing AFFO is comparable with that of other real estate investment trusts.
AFFORDABLE PROPERTIES: Affordable properties benefit from government programs designed to pay rental income on behalf of people with low or moderate incomes and includes properties that were owned for all periods presented.
CAPITAL IMPROVEMENTS (CI): CI expenditures include all non-redevelopment capital expenditures that are made to enhance the value, profitability or useful life of an asset from its original purchase condition.
CAPITAL REPLACEMENTS (CR): CR expenditures do not increase the value, profitability or useful life of an asset from its original purchase condition. They represent the share of expenditures that are deemed to replace the consumed portion of acquired capital assets. CR expenditures are deducted in the calculation of AFFO. Please refer to Supplemental Schedule 9 for further detail.
CASUALTY CAPITAL EXPENDITURES: Casualty capital expenditures represent capitalized costs incurred in connection with casualty losses and are associated with the restoration of the asset. A portion of the restoration costs is reimbursed by insurance carriers based on deductibles associated with each loss.
EFFECTIVE UNITS: Unit count at 100% ownership multiplied by Aimco’s ownership share.
FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income, computed in accordance with GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Aimco computes FFO for all periods presented in accordance with the guidance set forth by NAREIT’s April 1, 2002 White Paper. Aimco calculates FFO (diluted) by subtracting preferred stock redemption related redemption related costs and dividends on preferred stock and adding back dividends/distributions on dilutive preferred securities. FFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing FFO is comparable with that of other real estate investment trusts. Please see Supplemental Schedule 1 for FFO data reconciled to net income (loss) attributable to Aimco common stockholders as determined in accordance with GAAP.
OTHER EXPENSES, NET: Other expenses, net includes franchise taxes, risk management activities related to our unconsolidated partnerships, certain other corporate expenses and partnership expenses (partnership level expenses incurred directly or indirectly for services such as audit, tax and legal).
OTHER PROPERTIES: Conventional properties that have significant rent control restrictions, university housing properties that have been owned for more than one year and properties that are not multi-family such as commercial properties or fitness facilities.
REDEVELOPMENT PROPERTIES: Properties where (1) a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or (2) other significant renovation, such as exteriors, common areas or unit improvements (done upon lease expirations), is underway or has been complete for less than one year, as of the earliest period presented. In both cases the properties have been removed from the Same Store portfolio.
SAME STORE: Same Store is used commonly to describe Conventional properties managed by Aimco, in which Aimco’s ownership exceeds 10% and that have reached a stabilized level of occupancy during both the current and comparable prior year period. Properties classified as held for sale are not included in Same Store. These results measure operating performance without variations caused by investment transactions. Aimco provides data for consolidated Same Store properties as well as its proportionate share of consolidated and unconsolidated Same Store properties. To ensure comparability, the information for all periods shown is based on current period ownership. Please see Supplemental Schedules 6a through 6b for Same Store data reconciled to rental and other property revenues and property operating expense as determined in accordance with GAAP.

AIMCO 2nd Quarter 2009	Page 20